                                SCHEDULE 14A
                               (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X]  Definitive Proxy Statement               RULE 14A-6(E)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)
                                DELTA AIRLINES
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------
Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                                  Delta Air Lines, Inc.
                                                  General Offices
                                                  Hartsfield Atlanta
                                                  International Airport
                                                  Post Office Box 20706
                                                  Atlanta, Georgia 30320-6001

To Our Shareowners:

  On behalf of the Board of Directors, it is our pleasure to invite you to attend the 1999 Annual Meeting of Shareowners of Delta Air Lines, Inc. The meeting will be held at the Boston Harbor Hotel, 70 Rowes Wharf on Atlantic Avenue, Boston, Massachusetts 02110, on Thursday, October 28, 1999 at 9:00 a.m., local time. The purpose of the meeting is to act on the matters listed in the attached Notice and to report to you on Delta's activities during fiscal 1999. There will be an opportunity to discuss matters of interest to you as a shareowner.

  Please let us know whether you plan to attend the meeting by marking the appropriate box on your proxy card. If you use our telephone or internet voting system, please indicate your plans when prompted. If you are a shareowner of record, you should bring the enclosed admission ticket to the meeting. If you are planning to attend the meeting and your shares are held in street name (by a bank or broker, for example), you should ask the record owner for a legal proxy or bring your most recent account statement to the meeting so that we can verify your ownership of Delta stock.

  If you will need special assistance at the meeting because of a disability, please contact Ms. Suzanne Rolon, Coordinator, Investor Relations, Department 829, Delta Air Lines, Inc., P.O. Box 20706, Atlanta, Georgia 30320-6001.

  Your vote is important. We encourage you to sign and return your proxy card in the enclosed envelope, or to use our telephone or internet voting system, to ensure that your shares are represented at the meeting.

                                          Cordially,

                                          /s/ Gerald Grinstein

                                          Gerald Grinstein
                                          Chairman of the Board


                                          /s/ Leo F. Mullin

                                          Leo F. Mullin
                                          President and Chief Executive
                                           Officer

Atlanta, Georgia
September 24, 1999

                                                  Delta Air Lines, Inc.
                                                  General Offices
                                                  Hartsfield Atlanta
                                                  International Airport
                                                  Post Office Box 20706
                                                  Atlanta, Georgia 30320-6001

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS
                          To Be Held October 28, 1999

To the Shareowners of Delta Air Lines, Inc.:

  The Annual Meeting of Shareowners of Delta Air Lines, Inc. will be held at the Boston Harbor Hotel, 70 Rowes Wharf on Atlantic Avenue, Boston, Massachusetts 02110, on Thursday, October 28, 1999 at 9:00 a.m., local time, for the following purposes:

    1.  to elect directors;

    2. to ratify the appointment of Arthur Andersen LLP as Delta's independent auditors for fiscal year 2000;

    3. to consider and vote on a shareowner proposal relating to cumulative voting for directors;

    4. to consider and vote on a shareowner proposal relating to executive compensation matters;

    5. to consider and vote on a shareowner proposal relating to executive severance packages; and

    6. to transact such other business as may properly come before the meeting.

Your Board of Directors recommends that you vote (1) "FOR" the election of the director-nominees listed in the accompanying proxy statement; (2) "FOR" the ratification of the appointment of Arthur Andersen LLP as independent auditors for fiscal year 2000; and (3) "AGAINST" each of the three shareowner proposals described in the accompanying proxy statement.

  Shareowners of record at the close of business on August 31, 1999, may vote at the annual meeting or any adjournment of the meeting. During the ten-day period prior to the meeting, a list of shareowners entitled to vote at the meeting will be available during normal business hours at the offices of State Street Bank, Corporate Trust Department, 2 LaFayette Corporate Center, Boston, MA 02111. The shareowner list will also be available at the meeting. Your attention is directed to the proxy statement accompanying this notice.

                                          By Order of the Board of Directors,

                                          /s/ Robert S. Harkey

                                          Robert S. Harkey
                                          Senior Vice President-General
                                          Counsel
                                          and Secretary

Atlanta, Georgia
September 24, 1999

                             DELTA AIR LINES, INC.

                                General Offices
                   Hartsfield Atlanta International Airport
                             Post Office Box 20706
                          Atlanta, Georgia 30320-6001

                                PROXY STATEMENT

                               ----------------

                         ANNUAL MEETING OF SHAREOWNERS
                          TO BE HELD OCTOBER 28, 1999

  This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Delta Air Lines, Inc. ("Delta" or "Company") to be voted at the 1999 Annual Meeting of Shareowners. The annual meeting will be held at the Boston Harbor Hotel, 70 Rowes Wharf on Atlantic Avenue, Boston, Massachusetts 02110, on Thursday, October 28, 1999 at 9:00 a.m., local time. The proxies may also be voted at any adjournment of the annual meeting. This proxy statement and the accompanying proxy card are being mailed to shareowners beginning on or about September 24, 1999.

                               VOTING PROCEDURES

Voting Stock

  The Board of Directors has set August 31, 1999 as the record date for the determination of shareowners entitled to notice of, and to vote at, the annual meeting. On the record date, there were outstanding 138,756,756 shares of Delta's common stock, par value $1.50 per share ("Common Stock"), and 6,529,781 shares of Delta's Series B ESOP Convertible Preferred Stock, par value $1 per share ("ESOP Preferred Stock"). These securities are the only classes of securities entitled to vote at the annual meeting.

  Effective November 2, 1998, Delta's Certificate of Incorporation was amended to effect a two-for-one split of the Common Stock. All references in this proxy statement to the number of shares of Common Stock and Delta's per share Common Stock price have been restated to reflect the stock split.

  Each outstanding share of Common Stock entitles its holder to one vote. Each outstanding share of ESOP Preferred Stock entitles its holder to two votes, subject to adjustment in certain circumstances. Holders of the Common Stock and ESOP Preferred Stock will vote together as a single class on all matters presented at the annual meeting.

  The ESOP Preferred Stock is held of record by Fidelity Management Trust Company, as trustee of the Delta Family-Care Savings Plan ("Savings Plan"), and may not be sold or distributed outside the Savings Plan except for resale to Delta.

Voting by Proxy

 General Information

  All properly executed written proxy cards, and all properly completed proxies voted by telephone or the internet, which are delivered pursuant to this solicitation (and not later revoked) will be voted at the annual meeting in accordance with the instructions given in the proxy. If a written proxy card is signed by a registered shareowner and returned without instructions, the shares will be voted (1) "FOR" the election of the director-nominees listed herein; (2) "FOR" the ratification of the appointment of Arthur Andersen LLP as independent auditors for fiscal year 2000; and (3) "AGAINST" each of the three shareowner proposals described on pages 26-29 of this proxy statement.

  Voting your proxy by mail, telephone or the internet will not limit your right to vote at the annual meeting if you later decide to attend in person. If your shares are held in the name of a broker, bank or other record holder, you must either direct the record holder as to how to vote your shares or obtain a proxy from the record holder to vote at the annual meeting.

 Voting by Written Proxy Card

  If a shareowner is a corporation or partnership, the accompanying proxy card must be signed in the full corporate or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, the signer's full title must be given and a certificate or other evidence of appointment must be furnished. If shares are owned jointly, each joint owner must sign the proxy card.

 Voting by Telephone or the Internet

  Instructions for a shareowner of record to vote by telephone or the internet are set forth on the enclosed admission ticket attached to the proxy card. The telephone and internet voting procedures are designed to authenticate votes cast by use of a personal identification number. These procedures, which comply with Delaware law, enable shareowners to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.

 Revoking a Proxy

  A proxy given pursuant to this solicitation may be revoked by the shareowner at any time prior to the voting of the proxy: (1) by written notice to Robert
S. Harkey, Delta's Secretary; (2) by a later-dated proxy, either signed and returned by mail or by using the telephone or internet voting procedures; or
(3) by attending the annual meeting and voting in person. Attendance at the meeting will not in and of itself revoke a proxy.

Quorum and Voting Requirements

  A quorum at the annual meeting will consist of a majority of the votes entitled to be cast by the holders of all shares of Common Stock and ESOP Preferred Stock that are outstanding and entitled to vote.

  A majority of the votes entitled to be cast by the holders of all shares of Common Stock and ESOP Preferred Stock, voting together as a single class, that are present, or represented, at the meeting and entitled to vote will be necessary (1) to elect the director-nominees listed herein; (2) to ratify the appointment of Arthur Andersen LLP as independent auditors for fiscal year 2000; and (3) to approve each of the three shareowner proposals described on pages 26-29 of this proxy statement. Votes "withheld" from director-nominees, as well as abstentions on these proposals, will have the same effect as negative votes.

  Under New York Stock Exchange rules, the proposals to elect directors and to ratify the selection of auditors are considered "discretionary" items. This means that brokerage firms may vote in their discretion on these matters on behalf of clients who have not furnished voting instructions at least fifteen days before the date of the annual meeting. In contrast, the shareowner proposals described in this proxy statement are "non-discretionary" items. This means that brokerage firms which have not received voting instructions from their clients on these matters may not vote on the shareowner proposals. Such "broker non-votes" will not be considered in determining the number of votes necessary for approval.

                              GENERAL INFORMATION

Board of Directors

  The Board of Directors is responsible for establishing broad corporate policies and for Delta's overall performance. Members of the Board receive information about Delta's business through reports and documents given to them on a regular basis, as well as by operating, financial and other reports made at meetings of the Board of Directors and its committees. Regular Board meetings are held six times per year and special meetings are scheduled when required. The Board also meets informally from time to time. During fiscal 1999, the Board held a total of eight regular and special meetings, and five informal meetings.

Committees Established by the Board

  The committees established by the Board of Directors to assist it in discharging its responsibilities are described below. The biographical information concerning the directors, set forth elsewhere in this proxy statement, identifies the committee memberships held by each director.

  The Audit Committee reviews the scope, conduct and results of the audits conducted by the independent auditors, the major non-audit services provided to Delta by the independent auditors and the adequacy of Delta's system of internal controls. It also recommends to the Board the engagement of independent auditors for Delta. This committee, which consists of four non-employee directors, met four times in fiscal 1999.

  The Benefit Funds Investment Committee acts as the fiduciary for managing the investment policies and assets of certain of Delta's benefit plans. This committee, which consists of four non-employee directors, met four times in fiscal 1999.

  The Corporate Governance Committee reviews and makes recommendations to the Board concerning its composition, organization and processes; the type, function, size and membership of Board committees; qualifications and eligibility requirements for Board members; evaluation of the Board; Board compensation; and other corporate governance issues. This committee, which consists of four non-employee directors, met four times in fiscal 1999.

  The Corporate Governance Committee also recommends to the Board candidates for election as directors, and will consider nominees recommended by shareowners. Shareowner recommendations should be submitted in writing to Delta's Secretary with a description of the proposed nominee's qualifications and other relevant biographical information, and the nominee's consent to serve as a director. See "Submission of Shareowner Proposals and Nominations" on page 29 of this proxy statement.

  The Corporate Strategy Committee reviews Delta's long-term strategic goals, objectives and plans, and makes recommendations to management and the Board of Directors on these subjects. This committee, which consists of four non-employee directors, met three times in fiscal 1999.

  The Executive Committee exercises certain powers of the Board of Directors between Board meetings. This committee, which consists of the chairmen of each of the Board's committees, did not meet in fiscal 1999.

  The Finance Committee reviews Delta's financial planning and financial structure, funds requirements, and borrowing and dividend policies. This committee, which consists of four non-employee directors, met four times in fiscal 1999.

  The Personnel & Compensation Committee reviews and makes recommendations to the Board concerning the election of Delta's officers, the compensation for and evaluation of the Chief Executive Officer, management succession planning and the overall policy of Delta's benefit plans for non-executive personnel. It also sets the salaries for officers above the level of Senior Vice President except the Chief Executive Officer, and administers Delta's Incentive Compensation Plan and 1989 Stock Incentive Plan. This committee, which consists of four non-employee directors, met five times in fiscal 1999.

Corporate Governance Policies

  The Board of Directors believes that sound corporate governance practices provide an important framework to assist the Board in fulfilling its responsibilities. Accordingly, the Board has formally adopted corporate governance principles relating to its functions, structure and operations. These principles, which the Board intends to review periodically, are set forth below.

 Board Functions

  1. Chief Executive Officer Evaluation. The Board will evaluate the performance of the Chief Executive Officer at least annually. Each outside (non-management) director will complete an assessment, and the Chief Executive Officer will complete a self-assessment, of the Chief Executive Officer's performance in specified categories such as strategic planning, financial matters and leadership. The outside directors will meet in executive session, with and without the Chief Executive Officer, to discuss these assessments.

  The evaluation will be based on objective criteria which shall include, among other factors, corporate performance, development of management, and the accomplishment of annual objectives and long-term strategic goals.

  2. Approval of Major Strategies and Financial Objectives. Each year the Board will review and approve Delta's one-year business plan, as well as its long-term strategic plan, aircraft fleet plan and financial goals. The Board will regularly monitor Delta's performance with respect to these plans and goals.

  3. Board Evaluation. The Board will annually evaluate the effectiveness of the Board and its committees. Each director will complete a written assessment of the Board's performance in specified categories such as fiduciary oversight; Board governance and process; strategic planning and business decisions; and financial matters. The Board will meet in executive session to discuss these assessments. The purpose of this evaluation is to increase the effectiveness of the Board as a whole, as well as its individual members.

  4. Selection of Board Members. The Board has the responsibility for nominating directors. In nominating a slate of directors, the Board's objective is to select individuals with skills and experience which can be of assistance to management in operating Delta's business. The Board will consider business experience, diversity, skills, international background and other matters which are relevant to this objective. Each director should devote the time and attention necessary to fulfill the obligations of a director.

  5. Management Succession. The Board will review annually with the Chief Executive Officer management succession planning and development. There should also be available, on a continuing basis, the Chief Executive Officer's recommendation as to his successor should he be unexpectedly disabled.

  6. Executive Compensation. Delta's executive compensation program will be designed and administered with clear and strong linkages to its business strategy and long-term goals, particularly the creation of shareowner value, to develop talented executives and motivate them to work for the long-term advantage of Delta's primary stakeholder groups.

  7. Director Compensation. The Board will periodically review director compensation in comparison with companies that are similarly situated to ensure that such compensation is reasonable and competitive.

  8. Board Interaction with Institutional Investors, the Press, Customers, etc. The Board believes that management speaks for Delta. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with Delta. However, it is expected that Board members will speak for the Company only with the knowledge of management and, in most instances, at the request of management.

 Board Structure

  1. Number of Directors. The Board will normally consist of between nine and eleven members, although the Board is willing to increase its size to accommodate the availability of an outstanding candidate.

  2. Independence. A substantial majority of the directors will be outside directors who have no significant financial or personal tie to Delta, other than Common Stock ownership and entitlement to directors' fees.

  3. Board Leadership. The Board does not have a policy on whether the role of the Chief Executive Officer and the Chairman should be separate. When the Chief Executive Officer holds the position of Chairman of the Board, the Board will consider the election of an outside director to chair the executive sessions of the Board which are not attended by the Chief Executive Officer and to have such other duties as the Board deems appropriate.

  4. Committees of the Board. The Board, in consultation with the Chief Executive Officer, will determine the responsibilities and membership of its committees. Each committee, other than the Executive Committee, will consist solely of outside directors. The committee chairman, in consultation with committee members, will determine the frequency and length of the meetings of the committee.

  5. Retirement/Resignation and Term Limits. No director may stand for reelection after age 72. A director is expected to offer to submit his or her resignation when the director no longer holds the principal occupation he or she held at the time of election to the Board. Directors who are full-time employees of Delta shall resign from the Board coincident with their retirement from full-time employment.

  The Board does not believe it should establish term limits for directors. While term limits could help ensure that there are fresh ideas and viewpoints available to the Board, term limits have the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into Delta and its operations, and who therefore provide an increasing contribution to the Board.

  6. Stock Ownership. Directors are encouraged to own a significant equity interest in Delta within a reasonable period after initial election to the Board. To more closely align the interests of directors and Delta's shareowners, a portion of directors' fees will be paid in the form of Common Stock.

 Board Operations

  1. Number of Meetings. The Board will meet as frequently as needed for directors to discharge properly their responsibilities. Regular meetings of the Board are held six times per year and special meetings are held as required.

  2. Conduct of Meetings. Board meetings will be conducted in a manner which ensures open communication, meaningful participation and timely resolution of issues. Whenever feasible, directors will receive materials concerning matters to be acted upon well in advance of the applicable meeting.

  3. Executive Sessions. The Board will hold executive sessions at least twice a year without the Chief Executive Officer or any other inside directors.

  4. Board Access to Senior Management. Board members have complete access to Delta's senior management. It is assumed that Board members will use judgment to be sure that contact with management is not distracting to Delta's business operations and that the Chief Executive Officer is appropriately informed.

  5. Senior Management Service on Outside Boards. Members of senior management should review proposed outside Board memberships with the Corporate Governance Committee, and outside Board memberships ordinarily should be limited to three.

Compensation of Directors

  Non-employee members of the Board of Directors (i.e., directors who are not employed by Delta on a full-time basis) receive an annual retainer fee of $25,000, of which $5,000 is paid in shares of Common Stock, and a meeting fee of $1,000 plus expenses for each Board and Committee meeting attended. The chairmen of each of the Committees also receive an annual retainer fee of $7,500. Full-time employees of Delta who serve as directors receive only reimbursement of expenses incurred in attending meetings. Directors and their spouses are eligible for complimentary transportation privileges on Delta.

  Non-employee directors also receive an annual non-qualified stock option grant which, at the time of grant, is intended to have a present value equal to approximately twice the cash portion of the current annual retainer of $20,000. These awards are made under the Non-employee Directors' Stock Option Plan, which was adopted by the Board in fiscal 1999 and is administered by the Corporate Governance Committee. During fiscal 1999, each non-employee director received a non-qualified stock option to purchase 2,000 shares of Common Stock at a price of $49.0938 per share, which was the closing price of the Common Stock on the New York Stock Exchange on the grant date. These stock options generally become exercisable with respect to 25% of the covered shares on each of the first four anniversaries of the grant date, and may not be exercised on or after the tenth anniversary of the grant date.

  Directors may defer all or any part of their cash compensation earned as a director until a date specified by the director (which date shall be at least one year, but no more than ten years, following the end of the calendar year in which the compensation was earned). A participating director may choose, on a prospective basis, an investment return on the deferred amount from among certain of the investment return choices available under the Savings Plan, including a fund invested primarily in Common Stock (the "Delta Common Stock Fund").

  Directors who served on the Board on or before October 24, 1996, and who retire from the Board may be elected advisory directors for a term which varies depending upon the director's term of service and age at retirement. Advisory directors receive an annual retainer equal to the annual retainer paid to non-employee directors at the time of their retirement.

  On October 24, 1996, the Board terminated the Advisory Director Program for all future directors who were not members of the Board on that date. Non-employee directors who join the Board after October 24, 1996, will receive, in addition to their other fees, a deferred payment of $6,300 during each year in which they serve as a director. The deferred payment will earn an investment return equivalent to the investment return on the Delta Common Stock Fund under the Savings Plan, and will be paid to the director after he completes his service as a member of the Board.

  Lifetime advisory directors, and directors who retire from the Board at their mandatory retirement age, are eligible during their lifetime for complimentary transportation privileges on Delta for themselves and their spouses.

  On September 24, 1998, the Board of Directors granted Mr. Grinstein 8,000 shares of Common Stock and related dividend equivalents which are reinvested in additional shares of Common Stock at current market prices. This award was in recognition of Mr. Grinstein's agreement to serve as non-executive Chairman of the Board for an additional year, his outstanding contributions to Delta and the large amount of time he devotes to Delta's affairs. The shares of Common Stock will be issued to Mr. Grinstein after he completes his Board service. On September 24, 1998, the closing price of the Common Stock on the New York Stock Exchange was $51.6563. The Board granted Mr. Grinstein an award of 7,000 shares of Common Stock on similar terms during fiscal 1998.

Charitable Award Program

  Delta's charitable contribution program permits an eligible director to recommend up to five tax-exempt organizations to receive donations totaling $1 million after the director's death. Recommended donations will be made by The Delta Air Lines Foundation, a tax-exempt charitable foundation funded by Delta. On July 28, 1994, the Board discontinued this program for all future directors who were not members of the Board on that date.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  A Board of ten directors is to be elected at the annual meeting, each director so elected to hold office for a term of one year and until the election and qualification of a successor. In the event any nominee for director declines or is unable to serve, a substitute nominee or nominees may be chosen by the persons authorized by the Board to vote the proxies. The Board of Directors recommends a vote "FOR" the following nominees:

  Edwin L. Artzt, James L. Broadhead, Edward H. Budd, R. Eugene Cartledge, Mary Johnston Evans, George M.C. Fisher, David R. Goode, Gerald Grinstein, Leo F. Mullin and Andrew J. Young.

  All of the nominees were elected by the shareowners at the last annual meeting of shareowners except Mr. Goode and Mr. Fisher. Mr. Goode was elected to the Board of Directors effective April 22, 1999. Mr. Fisher is standing for election at the annual meeting. During fiscal 1999, each director attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served.

  Mr. Henry A. Biedenharn, III has decided to retire from Delta's Board of Directors at the end of his current term, and, therefore, will not stand for re-election to the Board. Mr. Biedenharn has served on the Board since 1986. He is member of the Audit Committee and the Benefit Funds Investment Committee.

  The members of the Board provide Delta with a wide and valuable range of judgment and experience from such diverse fields as air and ground transportation, banking, consumer products, government and international affairs, insurance, international trade, utilities, and paper and paperboard production.

  Certain information about the nominees follows:

  EDWIN L. ARTZT was Chairman of the Executive Committee of the Board of Directors of The Procter & Gamble Company from July 1995 until his retirement from that Board in September 1999. He was Chairman of the Board and Chief Executive Officer of The Procter & Gamble Company from January 1990 until his retirement as an executive of that company in July 1995. From June 1984 to January 1990, Mr. Artzt served as Vice Chairman of The Procter & Gamble Company and as President of Procter & Gamble International. He has been a director of Delta since 1991, is Chairman of the Finance Committee, and is a member of the Corporate Strategy Committee and the Executive Committee. Mr. Artzt is also Chairman of the Board of Spalding Sports Worldwide, Inc., a director of American Express Company, Evenflo Company, Inc. and GTE Corporation, and a member of The Business Council. Age 69.

  JAMES L. BROADHEAD has been Chairman of the Board and Chief Executive Officer of FPL Group, Inc., and its principal subsidiary, Florida Power & Light Company, since May 1990. From January 1989 to May 1990, he was President and Chief Executive Officer of FPL Group, Inc. From 1986 to October 1988,
Mr. Broadhead served as President, Telephone Operating Group of GTE Corporation. He has been a director of Delta since 1991, is Chairman of the Audit Committee, and is a member of the Benefit Funds Investment Committee, the Corporate Governance Committee and the Executive Committee. Mr. Broadhead is also a director of New York Life Insurance Company and The Pittston Company, a trustee of Cornell University, and a member of The Business Council and The Business Roundtable. Age 63.

  EDWARD H. BUDD was Chairman of the Board and Chief Executive Officer of The Travelers Corporation from 1982 until his retirement in 1994, and was an executive officer of that company from 1974 through 1993. He has been a director of Delta since 1985, is Chairman of the Corporate Strategy Committee, and is a member of the Executive Committee, the Finance Committee and the Personnel & Compensation Committee. Mr. Budd is also a director of GTE Corporation, a member of the American Academy of Actuaries and The Business Council, and a Trustee of Tufts University. Age 66.

  R. EUGENE CARTLEDGE was Chairman of the Board of Savannah Foods & Industries, Inc. from April 1996 until December 1997. He was Chairman of the Board and Chief Executive Officer of Union Camp Corporation from January 1986 until his retirement in June 1994. Mr. Cartledge has been a director of Delta since 1990, is Chairman of the Personnel & Compensation Committee, and is a member of the Corporate Strategy Committee, the Executive Committee and the Finance Committee. He is also Chairman of the Board for Generac Portable Products, Inc., a director of Blount, Inc., Chase Brass Industries, Inc., Sun Company, Inc. and UCAR International Inc. Age 70.

  MARY JOHNSTON EVANS is a director of Baxter International Inc., Dun & Bradstreet Corp., Household International, Inc., and Sunoco, Inc. She has been a director of Delta since 1982, is Chairman of the Corporate Governance Committee and the Executive Committee, and is a member of the Audit Committee and the Personnel & Compensation Committee. She served as non-executive Acting Chairman of Delta's Board of Directors from August 1, 1997 to August 14, 1997. Mrs. Evans is also a senior member of The Conference Board. She was a director of AMTRAK from 1974 to 1980, serving as Vice Chairman from 1974 until 1979. Age 69.

  GEORGE M.C. FISHER has been Chairman and Chief Executive Officer of Eastman Kodak Company since 1993. He also held the position of President of Eastman Kodak Company from December 1993 through December 1996. Before joining the Eastman Kodak Company, Mr. Fisher served as Chairman and Chief Executive Officer of Motorola, Inc. from 1990 to December 1993 and Chief Executive Officer from 1988 to 1990. Mr. Fisher is also a director of AT&T Corp. and General Motors Corporation and a member of The Business Council and The Business Roundtable. Age 58.

  DAVID R. GOODE has been Chairman, President and Chief Executive Officer of Norfolk Southern Corporation since 1992, and an executive officer of that company since 1985. He was elected to Delta's Board of Directors effective April 22, 1999, and is a member of the Audit Committee and Benefit Funds Investment Committee. Mr. Goode is also a director of Caterpillar, Inc., Georgia-Pacific Corporation and Texas Instruments, Incorporated, and a member of The Business Council and The Business Roundtable. Age 58.

  GERALD GRINSTEIN has been non-executive Chairman of Delta's Board of Directors since August 14, 1997. He is also a principal of Madrona Investment Group, L.L.C., a Seattle-based investment company, and non-executive Chairman of the Board of Agilent Technologies, Inc. Mr. Grinstein was Chairman of Burlington Northern Santa Fe Corporation (successor to Burlington Northern Inc.) from September 1995 until his retirement in December 1995. He was an executive officer of Burlington Northern Inc. and certain affiliated companies from April 1987 through September 1995. Mr. Grinstein was Chief Executive Officer of Western Air Lines, Inc. from 1985 through March 1987. He has been a director of Delta since 1987, is a member of the Corporate Governance Committee, the Corporate Strategy Committee, the Finance Committee and the Personnel & Compensation Committee. He is also a director of Imperial Sugar Corporation, PACCAR Inc., The Pittston Company and Vans, Inc. Age 67.

  LEO F. MULLIN has been President and Chief Executive Officer of Delta since August 14, 1997. Mr. Mullin was Vice Chairman of Unicom Corporation and its principal subsidiary, Commonwealth Edison Company, from 1995 to August 13, 1997. He was an executive of First Chicago Corporation from 1981 to 1995, serving as that company's President and Chief Operating Officer from 1993 to 1995, and as Chairman and Chief Executive Officer of American National Bank, a subsidiary of First Chicago Corporation, from 1991 to 1993. He has been a director of Delta since 1997. Mr. Mullin is a director of BellSouth Corporation and Johnson & Johnson. He is a member of the board of the Air Transport Association of America and a member of the board and Chairman-designate of the International Air Transport Association. He is also a member of The Business Council, The Business Roundtable and the President's Export Council. Age 56.

  ANDREW J. YOUNG has been Co-Chairman and a senior partner of GoodWorks International, Inc. since January 1997. He was Vice Chairman of Law Companies Group, Inc. from 1993 through January 1997, and a director of that company from August 1995 through January 1997. He was Chairman of Law Companies International Group, Inc. (a former subsidiary of Law Companies Group, Inc.) from 1990 to 1993. Mr. Young was Mayor of the City of Atlanta, Georgia from 1982 to 1990, United States Ambassador to the United Nations from 1977 to 1979, and a member of the House of Representatives of the United States Congress from 1973 to 1977. He has been a director of Delta since 1994, is Chairman of the Benefit Funds Investment Committee, and is a member of the Corporate Governance Committee and the Executive Committee. Mr. Young is a director of African Continental Telecommunications Holding Limited, Archer Daniels Midland Company, Cox Communications, Inc., Film Fabricators, Inc., Host Marriott Corporation, The ARGUS Board (The International Advisory Board of Independent Newspapers Holdings Limited) and Thomas Nelson, Inc. He is Chairman of the Southern Africa Enterprise Development Fund, a member of the Georgia Tech Advisory Board, and a director of the Martin Luther King, Jr. Center. He was Co-Chairman of the Atlanta Committee for the Olympic Games and a member of the Board of the United States Olympic Committee. Age 67.

                      BENEFICIAL OWNERSHIP OF SECURITIES

Directors, Nominees for Director and Executive Officers

  The following table sets forth the number of shares of Common Stock and, if applicable, ESOP Preferred Stock beneficially owned as of August 31, 1999, by each director and nominee for director of Delta, each person listed in the Summary Compensation Table in this proxy statement, and all directors, nominees for director and executive officers of Delta as a group. Unless otherwise indicated by footnote, the owner exercises sole voting and investment power over the shares.

                                                               Shares
                                                            Beneficially
Name of Beneficial Owner               Title of Securities    Owned(1)
------------------------               -------------------  ------------
Directors and Nominees for Director
Edwin L. Artzt.......................  Common Stock              2,832(2)
Henry A. Biedenharn, III.............  Common Stock             43,411(2)(3)(4)
James L. Broadhead...................  Common Stock              2,833(2)
Edward H. Budd.......................  Common Stock             12,874(2)(4)
R. Eugene Cartledge..................  Common Stock              3,614(2)
Mary Johnston Evans..................  Common Stock              3,915(2)(4)
George M.C. Fisher...................  Common Stock              5,000
David R. Goode.......................  Common Stock              1,072(5)
Gerald Grinstein.....................  Common Stock              5,451(2)(4)(6)
Leo F. Mullin........................  Common Stock            648,737(7)(8)
Andrew J. Young......................  Common Stock              2,147(2)

Executive Officers
Maurice W. Worth.....................  Common Stock            158,590(7)(8)
                                       ESOP Preferred Stock       175
Warren C. Jenson.....................  Common Stock            174,259(7)(8)
Frederick W. Reid....................  Common Stock             55,300(7)(8)
Vicki B. Escarra.....................  Common Stock             36,765(7)(8)
                                       ESOP Preferred Stock       131
Directors and Executive Officers as a
 Group (16 Persons)..................  Common Stock          1,407,634(7)(8)
                                       ESOP Preferred Stock        323

--------
(1) The directors and executive officers as a group beneficially owned 1.01% of the outstanding shares of Common Stock. No person listed in the table beneficially owned 1% or more of the outstanding shares of Common Stock or ESOP Preferred Stock.
(2) Includes 500 shares of Common Stock which the director has the right to acquire within 60 days upon the exercise of stock options.
(3) Includes 25,712 shares of Common Stock owned by the Emma Lou Biedenharn Foundation, of which Mr. Biedenharn is a director and trustee; and 15,048 shares of Common Stock owned by Hudson, Inc., over which Mr. Biedenharn has shared voting and investment power.
(4) Includes 463 shares, 3,630 shares, 1,092 shares and 868 shares of Common Stock attributable to Mr. Biedenharn, Mr. Budd, Mrs. Evans and Mr. Grinstein, respectively, due to their selection of the Delta Common Stock Fund investment return choice under the directors' deferred compensation arrangement, which permits directors to defer all or a portion of their cash compensation earned as a director. See page 6 of this proxy statement for information regarding this program.
(5) Excludes 94 shares of Common Stock attributable to Mr. Goode due to the annual deferred payment of $6,300 under the deferred compensation arrangement for directors who first join Delta's Board after October 24, 1996. The deferred amount earns an investment return equivalent to the investment return on the Delta Common Stock Fund under the Savings Plan. Mr. Goode will not have the power to dispose of these deferred amounts until after he completes his Board service. See page 6 of this proxy statement for additional information regarding this program.
(6) Excludes a total of 15,000 deferred shares of Common Stock which the Board of Directors granted to Mr. Grinstein during fiscal 1998 and 1999, and 32 additional deferred shares earned through the reinvestment of dividend equivalents on these shares. Mr. Grinstein will not have the power to vote or dispose of these shares until they are issued to him after he completes his Board service. See page 6 of this proxy statement for information regarding these grants.
(7) Includes the following number of shares of Common Stock which the following persons or group have the right to acquire upon the exercise of stock options that were exercisable as of August 31, 1999, or that will become exercisable within 60 days after that date: Mr. Mullin--629,550;
    Mr. Worth--130,800; Mr. Jenson--102,900; Mr. Reid--50,000; Ms. Escarra--
    27,200; and directors and executive officers as a group--1,160,200. Mr. Jenson forfeited his stock options when he resigned from Delta on September 7, 1999.
(8) Includes the following number of shares of unvested restricted stock over which the following persons or group had voting, but not investment, power as of August 31, 1999; Mr. Mullin--4,016; Mr. Worth--4,850; Mr. Jenson-- 55,322; Mr. Reid--4,007; Ms. Escarra--1,616; and directors and executive officers as a group--109,862. Mr. Jenson forfeited his shares when he resigned from Delta on September 7, 1999.

Beneficial Owners of More Than 5% of Voting Stock

  The following table sets forth the holdings of the only persons known to Delta to beneficially own more than five percent of any class of Delta's outstanding voting securities.

                                              Amount and Nature   Percent of
Name and Address                                of Beneficial      Class on
of Beneficial Owner      Title of Class           Ownership     August 31, 1999
-------------------      --------------       ----------------- ---------------
Primecap Management
 Co..................... Common Stock            11,416,000(1)         8.2%
225 South Lake Ave.,
 Suite 400
Pasadena, CA 91101-3005

The Equitable Companies
 Incorporated........... Common Stock             8,244,686(2)         5.9%
1290 Avenue of the
 Americas
New York, NY 10104

Fidelity Management
 Trust Company ......... ESOP Preferred Stock     6,529,781(3)       100.0%
82 Devonshire Street     Common Stock             7,697,700(3)         5.6%
Boston, MA 02109

--------
(1) Based on a Schedule 13G dated January 31, 1999, in which Primecap Management Co. reported that it had sole voting power over 2,927,000 of such shares, shared voting power over none of such shares, sole dispositive power over 2,927,000 of such shares and shared dispositive power over 8,489,000 of such shares.
(2) Based on a Schedule 13F dated August 12, 1999, in which The Equitable Companies Incorporated reported that it and certain of its affiliates had sole voting power over 1,326,539 of such shares, shared voting power over 5,873,765 of such shares and sole dispositive power over 8,232,796 of such shares.
(3) These shares are held by Fidelity Management Trust Company as the trustee of the Delta Family-Care Savings Plan.

The Delta Family-Care Savings Plan

  Fidelity Management Trust Company is the trustee of the Delta Family-Care Savings Plan, a qualified defined contribution pension plan under which eligible Delta personnel may contribute a portion of their earnings on a pre-tax or after-tax basis to various investment funds, including the Delta Common Stock Fund.

  Subject to certain federal tax limitations, during fiscal 1999, Delta contributed 50 cents to a participant's Savings Plan account for every $1 contributed by that participant, up to 2% of the participant's annual earnings. The Savings Plan contains an employee stock ownership plan ("ESOP") feature pursuant to which a specified amount of Delta's contributions to a participant's account during each Savings Plan year is invested in ESOP Preferred Stock and Common Stock ("Preferred Stock Fund"). At June 30, 1999, there were approximately 64,800 participants in the Savings Plan.

  The Savings Plan provides that shares of ESOP Preferred Stock and Common Stock allocated to a participant's account in the Preferred Stock Fund ("Allocated Shares") will be voted by the trustee in accordance with the participant's confidential voting instructions or, if no voting instructions are received by the trustee prior to the deadline specified in the Voting Instruction Form, these shares will be voted by the trustee in its discretion. The Savings Plan further provides that shares of ESOP Preferred Stock not yet allocated to any participant's account will be voted by the trustee in proportion to the votes cast with respect to Allocated Shares for which voting instructions are received.

  The Savings Plan provides that shares of Common Stock attributable to a participant's account in the Delta Common Stock Fund will be voted by the trustee in accordance with the participant's confidential voting instructions or, if no instructions are received by the trustee prior to the deadline specified in the Voting Instruction Form, these shares will be voted by the trustee in its discretion.

                      PERSONNEL & COMPENSATION COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

  The Personnel & Compensation Committee of the Board of Directors is pleased to present this report on Delta's executive compensation program. This report describes the executive compensation policies under which the Committee makes decisions about executive pay and discusses each principal component of the current program. It also explains the basis on which the Committee made fiscal 1999 compensation determinations for the Chief Executive Officer and other executive officers of the Company, including those named in the Summary Compensation Table shown elsewhere in this proxy statement.

Compensation Strategy and Overall Objectives of Executive Compensation Program

  The Committee's foremost objective is to have an executive compensation program that attracts, retains and motivates talented executives to work for the long-term advantage of the Company's primary stakeholder groups--Delta shareowners, Delta customers and the people employed by Delta. The Committee believes that an executive compensation program designed and administered with clear and strong linkages to the Company's business strategy and long-term goals, particularly the creation of shareowner value, will accomplish this objective.

  Consistent with this philosophy, the Committee has structured the executive compensation program to achieve the following:

  . Enable Delta to attract and retain a group of highly qualified and experienced executives by providing a competitive total compensation package;

  . Focus Delta's executives on achieving aggressive financial and operating goals tied to the Company's near- and long-term business objectives;

  . Emphasize at risk pay by having a substantial portion of total pay consist of incentive pay components that tie executives' rewards to performance results achieved; and

  . Closely link the long-term interests of Delta's executives to those of its shareowners by having stock-based compensation comprise a major portion of total pay opportunities. To further support this goal, the Committee has established specific stock ownership levels for Delta executives.

  These principles apply to compensation determinations for all executive officers. In making decisions about actual compensation levels, the Committee considers all elements of the executive compensation program in total, and not any one element in isolation. The Committee works with independent compensation consultants to assist it in evaluating and, as appropriate, revising the executive compensation program to better support the Company's business strategy and long-term goals.

  The Committee believes it is important to consider pay levels and practices of the companies with which Delta competes for executives to ensure that salary levels and incentive opportunities are competitive and support the objectives listed above. During fiscal 1999, the Committee compared Delta's total pay opportunities and executive compensation components to the programs in place at other major U.S. airlines and at a cross-section of well-regarded companies in general industry. These comparisons reflect the fact that Delta's competitors for executive talent extend beyond the Company's direct business competitors. For this reason, the relevant market for pay comparisons is broader than the airline peer companies who comprise the published industry index in the Performance Graph shown elsewhere in this proxy statement.

  As a result of its review of the executive compensation program during fiscal 1999, the Committee revised specific elements of the Company's program to improve its competitiveness and refine its focus on performance. These changes are discussed in the separate description of each component below.

Principal Components of Executive Compensation

  The primary components of Delta's executive compensation package are base salary, incentive compensation and stock-based awards.

 Base Salary

  The Committee approves salaries for executives above the level of Senior Vice President, and recommends the Chief Executive Officer's salary to the Board for its approval. The Committee's objective during fiscal 1999 was to set base salaries for Delta's executive officers at levels that are comparable to similar executive positions at other major U.S. airlines and the broader comparator group described above.

  Actual salary levels are based on a combination of factors that includes the executive's performance, responsibilities, and experience, as well as the salaries of comparably-placed executives in the competitive market. Equity considerations relative to base pay for other Company executives also are considered. The Committee exercises its discretion in making salary recommendations and decisions, and does not apply a specific formula or weighting to the factors listed above. In this connection, the Committee relies to a large extent on the Chief Executive Officer's evaluations of individual executive officer performance, after reviewing such individual performance with him. Salary increases for executives do not follow a preset schedule.

  During fiscal 1999, the Committee increased salary rates for selected executives in light of the factors mentioned above. As a result of these increases, the Committee believes the salary rates for Delta's executive officers generally are in line with salaries for comparable positions at the major U.S. airlines and the broader comparator group discussed above.

 Incentive Compensation Plan

  The purpose of the Incentive Compensation Plan is to provide additional cash compensation for achieving annual levels of financial and operating performance that support the Company's near- and long-term strategic objectives. The plan emphasizes the link between pay and performance for Delta's executives by providing rewards that can only be earned by meeting pre-established performance goals.

  Early in fiscal 1999, the Committee approved a compensation formula for Executive Vice Presidents and above to determine the annual incentive awards for those officers whose compensation may be subject to the deductibility limitations of Section 162(m) of the Internal Revenue Code. Awards for these officers, and for other participants in the plan, are based on the Company's achieving specific financial goals (net income and return on investment), as well as effectiveness and efficiency goals (safety, reliability, customer satisfaction, revenue per available seat mile, and non-fuel costs per available seat mile). All financial, effectiveness and efficiency goals were established in light of Delta's fiscal 1998 performance, its fiscal 1999 business plan and the performance of Delta's peer airlines. The awards also are based on key initiative goals related to Delta's strategic objectives (for example, the implementation of strategies related to business structure, airport master plans, technology and human resources, including labor relations and employee morale). The Chief Executive Officer and the Chief Operating Officer are measured solely on overall corporate results. All other participants are measured based on the achievement of individual performance goals as well as the overall corporate results.

  For fiscal 1999, awards to executive officers were based upon the Company's results for all applicable performance categories and, for Executive Vice Presidents, performance with respect to individual goals. For all participants, targeted Company goals were exceeded in the aggregate and payouts were determined accordingly. Variations in individual performance were reflected in the final awards.

  In determining final awards, the Committee notes that the Company's overall performance for fiscal 1999 was strong, and that Delta improved its financial condition and its operating statistics significantly over the prior year. As a result of the significant efforts made by Delta people during the year, the Company again achieved record financial results and enhanced its competitive position in safety, reliability and customer satisfaction.

Stock-Based Awards

  The potential value of long-term incentive opportunities comprises the largest portion (60% or more) of the targeted total compensation package for executive officers. The Committee believes this approach to total compensation opportunities provides the appropriate focus for those executives who are charged with the greatest responsibility for managing the Company and achieving success for all of Delta's stakeholders. To reflect this emphasis on equity-based compensation, long-term incentive awards for plan participants are targeted between the 50th and 65th percentiles of the market pay practices. Specific award guidelines vary by level of responsibility. Stock-based compensation awards are made under the 1989 Stock Incentive Plan. This plan provides that employees selected by the Committee can receive awards of stock options, stock appreciation rights, restricted stock and other stock-based awards; award types can vary from year to year at the Committee's discretion. The plan has been approved by Delta's shareowners, initially in 1988 and most recently when the plan was amended in October 1997.

  In September 1998, the Committee granted non-qualified stock options and performance-based restricted stock to all executive officers (other than the two executive officers hired during the fiscal year) and to selected officers below the executive officer level. It also granted non-qualified stock options to selected other employees. The long-term incentive award opportunity for officers is delivered 70% in stock options and 30% in performance-based restricted stock. Awards for non-officer participants are delivered solely in the form of stock options.

  Stock options granted in September 1998 gave executive officers and other participants the right to purchase shares of Common Stock at its closing price on the New York Stock Exchange on the date of grant, and have a term of ten years. To enhance the retention element of these awards, the Committee approved changes so that options become exercisable in 25% increments on each of the first four anniversaries of the grant date rather than becoming exercisable in full on the first anniversary of the grant. No stock options granted under the plan have been repriced, nor does the Committee intend to consider option repricing in the future.

  The portion of the long-term award allocated to stock options is converted to a number of stock options by using the Black-Scholes option pricing model. The Committee may apply its judgment to adjust the formula award based on individual performance, contribution to Company success, and equity relative to other plan participants. The Committee may also consider other factors from time to time in making stock option awards.

  The performance-based restricted stock program provides rewards based on Delta's financial and operational performance relative to peer domestic airlines over three-year performance cycles. As with stock options, formula awards may be adjusted based on the factors listed above. At the end of each three-year performance cycle (the first cycle ends on June 30, 2001), participants may earn nothing, or a number of shares ranging from 40% to a maximum of 200% of the target award. Performance goals measured include Delta's ranking relative to its peer domestic airlines with respect to total shareholder return and three key U.S. Department of Transportation measures related to operations and customer satisfaction.

  The Committee made additional non-qualified stock option and restricted stock awards to selected executive officers. Two executive officers received stock options and restricted stock in connection with their hiring; generally, these stock options become exercisable over five years and the restricted stock vests over three years. In June 1999, selected executive officers received one-time grants of stock options as an additional incentive to focus on enhancing Delta's shareowner value and to increase their ownership potential relative to other executive officers.

Stock Ownership Guidelines

  In keeping with the principles outlined earlier in this report, the Committee advocates stock ownership by Delta's executives. The Committee believes that the interests of executives and Delta's shareowners will be more closely aligned if executives own meaningful amounts of Delta stock. Accordingly, in fiscal 1999, the Committee amended the Company's stock ownership guidelines to increase the amount of Delta stock executive officers should own. Under the new policy, executive officers are expected to own Delta stock worth three to five times base salary, based on their level of responsibility, by a specified date. Stock in the form of unexercised options, unvested restricted stock or unearned performance-based restricted shares do not count for purposes of measuring compliance with the ownership guidelines.

Policy with Respect to the $1 Million Deduction Limit

  Section 162(m) of the Internal Revenue Code generally limits to $1 million the annual corporate federal income tax deduction for certain "non-performance based" compensation paid to the chief executive officer or any of the four other highest paid officers of a publicly-held corporation. The Committee has carefully considered the Company's executive officer compensation program in light of the applicable rules, and believes that compliance with those rules generally is in the Company's best interests. Accordingly, the material terms of both the Incentive Compensation Plan and the 1989 Stock Incentive Plan have been approved by Delta's shareowners. The Committee reserves the right, however, to make exceptions to this practice when it determines that doing so will better support the Company's compensation policies or its business strategy and long-term goals.

Fiscal Year 1999 Compensation of the Chief Executive Officer

  Mr. Mullin's compensation is determined following a process similar to that used for other executive officers. The terms of Mr. Mullin's employment agreement are set forth in the section entitled "Employment Agreement with Mr. Mullin" elsewhere in this proxy statement.

  During fiscal 1999, the Committee recommended and the Board approved increasing Mr. Mullin's base salary to $700,000. This decision was made after reviewing his performance and competitive market data on the salaries of chief executive officers of other major U.S. airlines as well as those of companies in the peer group described earlier.

  In addition to his base salary, Mr. Mullin received an incentive compensation award of $1 million for performance during fiscal 1999. Mr. Mullin's award reflects the Committee's belief that his leadership contributes significantly to the Company's overall success and to the strong performance reflected in Delta's financial and operating results for the year. In making this determination, the Committee noted the Company's continued improvements in customer service and operations, and its record financial performance during Mr. Mullin's second year as President and Chief Executive Officer. The Committee also noted that, under Mr. Mullin's leadership, Delta was recognized as the "1998 Airline of the Year" and the "1999 Best-Managed Major Airline" by industry publications, and received both FAA and industry awards related to safety training programs and innovation in the technical operations area. Among other factors the Committee considered are Delta's significant progress in strengthening its internal organization and talent, enhanced information technology capabilities, expanded relationships with other domestic and international carriers, and the achievement of other key business initiatives that will ensure Delta's overall competitiveness. No particular weighting was assigned to any of these factors. Mr. Mullin also was awarded 118,200 stock options and 26,200 performance-based restricted shares in September 1998 under the same programs applicable to other executive officers. In determining the size of Mr. Mullin's awards, the Committee considered the pay practices of other major U.S. airlines and the general industry companies described earlier in this report, as well as Mr. Mullin's performance during the prior year and his contributions to Delta's overall results. The Committee's emphasis on performance in setting Mr. Mullin's incentive compensation and stock-based awards resulted in over 85% of his total pay opportunity for 1999 being based on performance.

Other Matters

  During fiscal 1999, the Board of Directors continued the formal process adopted during fiscal 1998 by which this Committee conducts an annual and independent evaluation of the Chief Executive Officer's performance that involves written feedback from all directors. The Committee reviewed the results of this evaluation with the Board at its July 1999 meeting.

Respectfully submitted,

THE PERSONNEL & COMPENSATION COMMITTEE

R. Eugene Cartledge, Chairman
Edward H. Budd
Mary Johnston Evans
Gerald Grinstein

                            EXECUTIVE COMPENSATION

  The following table sets forth certain information regarding compensation paid to Delta's Chief Executive Officer and its four other most highly compensated executive officers at June 30, 1999.

                          SUMMARY COMPENSATION TABLE

                                                             Long Term Compensation
                                                         -------------------------------
                                  Annual Compensation            Awards          Payouts
                               ------------------------- ----------------------- -------
                                                  Other
                                                 Annual  Restricted  Securities          All Other
                                                 Compen-   Stock     Underlying   LTIP    Compen-
Name and                       Salary    Bonus   sation   Award(s)  Options/SARs Payouts  sation
Principal Position        Year   ($)    ($)(1)   ($)(2)    ($)(3)      (#)(4)    ($)(5)   ($)(6)
------------------        ---- ------- --------- ------- ---------- ------------ ------- ---------
Leo F. Mullin...........  1999 695,833 1,000,000  46,237         0     118,200       0    154,448
 President and Chief      1998 571,250 1,000,000 204,361   526,500   1,000,000       0    301,488
 Executive Officer(7)

Maurice W. Worth........  1999 541,250   621,158   8,657         0      63,200       0     12,943
 Chief Operating Officer  1998 462,600   558,838  10,110         0      73,000       0     14,792
                          1997 333,333   205,743   8,639         0      42,000       0     13,700

Warren C. Jenson........  1999 500,000   425,000 139,197         0      11,600       0    358,280
 Executive Vice           1998 100,641   100,000   2,567 4,630,000     500,000       0      6,309
 President and
 Chief Financial
 Officer(7)(8)

Frederick W. Reid.......  1999 500,000   425,000 132,158         0     125,000       0    207,275
 Executive Vice           1998       0         0       0   376,500     250,000       0          0
 President and
 Chief Marketing
 Officer(7)

Vicki B. Escarra........  1999 335,000   285,000   2,664         0     233,000       0      6,199
 Executive Vice
 President--
 Customer Service(9)

--------
(1) Represents the incentive compensation award, if any, for services rendered during the specified fiscal year. Amounts earned in fiscal 1999 were paid in the first quarter of fiscal 2000.
(2) Represents reimbursements during fiscal 1999 for taxes related to Delta's payment of life insurance premiums and, as to Messrs. Mullin, Jenson and Reid, relocation expenses. No person listed in the Summary Compensation Table received compensation in the form of personal benefits in excess of the lesser of $50,000 or 10% of the total of his or her annual salary and bonus.
(3) The Personnel & Compensation Committee granted the following persons the following number of shares of restricted stock on the dates indicated: Mr. Mullin--12,000 shares on August 14, 1997; Mr. Jenson--80,000 shares on March 23, 1998; and Mr. Reid--6,000 shares on June 9, 1998. The value of these awards shown in the table is based on the closing price of the Common Stock on the New York Stock Exchange on the applicable grant date. Subject to earlier vesting or forfeiture in certain circumstances, (i) Mr. Mullin's award vested or vests in three equal installments on July 1, 1998, 1999 and 2000; (ii) Mr. Jenson's award vested or vests as to 66,000 shares in three equal installments on March 23, 1999, 2000 and 2001, and as to 14,000 shares in five equal installments on March 23, 1999, 2000, 2001, 2002 and 2003; and (iii) Mr. Reid's award vested or vests in three equal installments on June 9, 1999, 2000 and 2001. Cash dividends on the restricted stock are reinvested in additional shares of Common Stock which are subject to the same restrictions as the original award.
    At June 30, 1999, the number and value of the aggregate restricted stock holdings of the persons named in the Summary Compensation Table was: Mr. Mullin--8,025 shares valued at $462,441; Mr. Worth--4,850 shares valued at $279,481; Mr. Jenson--55,322 shares valued at $3,187,930; Mr. Reid--
    4,007 shares valued at $230,903; and Ms. Escarra--1,616 shares valued at $93,122. The value of these awards on June 30, 1999 is based on the $57.6250 closing price of the Common Stock on the New York Stock Exchange on that date.
    As a result of his resignation from Delta, Mr. Jenson forfeited all his shares of restricted stock, other than those shares which vested on March 23, 1999.

(4) Represents the number of shares of Common Stock subject to stock options. As a result of his resignation from Delta, Mr. Jenson forfeited all his stock options.

(5) See page 20 of this proxy statement for information regarding long-term incentive awards granted during fiscal 1999.

(6) The fiscal 1999 amount for Mr. Mullin represents Delta's payments of $12,525 for supplemental group life insurance premiums and $141,923 for relocation expenses.

    During fiscal 1999, Delta paid supplemental group life insurance premiums and made contributions under the Savings Plan for Mr. Worth and Ms. Escarra as follows: Mr. Worth--$9,743 and $3,200, respectively; and Ms. Escarra-- $2,999 and $3,200, respectively.

    During fiscal 1999, Delta paid supplemental group life insurance premiums and relocation expenses for Messrs. Jenson and Reid as follows: Mr. Jenson-- $4,475 and $353,805, respectively; and Mr. Reid--$4,475 and $118,158, respectively. The fiscal 1999 amount for Mr. Reid also includes Delta's payments of $63,000 for an individual life insurance premium and $21,642 for his legal fees in connection with the preparation of his employment agreement.

(7) Messrs. Mullin, Jenson and Reid joined Delta in August 1997, April 1998 and July 1998, respectively. Each of these executive officers received stock options and restricted stock as of the date he entered into an agreement with Delta regarding his employment with the Company.

(8) Mr. Jenson resigned from Delta on September 7, 1999 to accept a position with another company. As a result of his resignation, Mr. Jenson forfeited his unvested restricted stock and his stock options. See Notes 3 and 4 to the Summary Compensation Table.

(9) Ms. Escarra became an executive officer of Delta in July 1998. Accordingly, information regarding her compensation for fiscal 1997 and 1998 is not included.

  The following table sets forth certain information regarding non-qualified stock options granted during fiscal 1999 to the persons named in the Summary Compensation Table. None of the grants made during fiscal 1999 included stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                      Grant Date
                                                 Individual Grants(1)                    Value
                                   -------------------------------------------------- -----------
                                   Number of
                                   Securities    % of Total
                                   Underlying  Options Granted Exercise or            Grant Date
                           Grant    Options    to Employees in Base Price  Expiration   Present
Name                       Date    Granted (#)   Fiscal Year    ($/Sh)(1)     Date    Value($)(2)
----                     --------- ----------  --------------- ----------- ---------- -----------
Leo F. Mullin........... 9/24/1998  118,200         0.60         51.6563   9/23/2008   2,478,359
Maurice W. Worth........ 9/24/1998   63,200         0.32         51.6563   9/23/2008   1,325,146
Warren C. Jenson(3)..... 9/24/1998   11,600         0.06         51.6563   9/23/2008     243,223
Frederick W. Reid....... 6/24/1999  125,000         0.64         56.5000   6/23/2009   3,120,000
Vicki B. Escarra........ 9/24/1998   40,800         0.21         51.6563   9/23/2008     855,474
                         6/24/1999  192,200         0.98         56.5000   6/23/2009   4,797,312

--------
(1) The exercise price for each grant is the closing price of the Common Stock on the New York Stock Exchange on the grant date. These stock options become exercisable with respect to 25% of the covered shares on each of the first four anniversaries of the grant date.

(2) The hypothetical grant date present value was determined using the Black-Scholes option pricing model and, consistent with the Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," includes the following material assumptions and adjustments:

     Date Option Granted
      9/24/1998 Becomes      Expected      Interest    Volatility    Dividend
         Exercisable        Option Term   Rate(%)(a)   Rate(%)(b)   Yield(%)(c)
     -------------------    -----------   ----------   ----------   -----------
          9/24/1999           6 years        4.69        26.22         0.19
          9/24/2000           7 years        4.76        26.35         0.19
          9/24/2001           8 years        4.78        26.98         0.19
          9/24/2002           9 years        4.79        26.89         0.19
     Date Option Granted
      6/24/1999 Becomes
         Exercisable
     -------------------
          6/24/2000           6 years        5.93        26.19         0.18
          6/24/2001           7 years        6.05        26.54         0.18
          6/24/2002           8 years        6.00        26.57         0.18
          6/24/2003           9 years        5.95        27.38         0.18

    (a) The interest rate represents the interest rate on a U.S. Treasury security on the grant date with a maturity date corresponding to the expected option term.
    (b) The volatility rate is calculated using monthly Common Stock closing price and dividend information for the period equal to the expected option term that ended on the grant date.
    (c) The dividend yield represents the Common Stock's current $0.10 per share annualized dividend divided by the fair market value of the Common Stock on the grant date.
(3) As a result of his resignation from Delta, Mr. Jenson forfeited this stock option grant.

  The following table sets forth certain information regarding the number and value of unexercised in-the-money stock options held at June 30, 1999 by the persons named in the Summary Compensation Table. None of the persons named in the Summary Compensation Table exercised any stock options during fiscal 1999, nor do any of those persons hold any stock appreciation rights.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FY-END OPTION VALUES

                                                   Number of Securities      Value of Unexercised
                                                  Underlying Unexercised         In-the-Money
                           Shares                  Options at FY-End(#)     Options at FY-End($)(1)
                         Acquired on    Value    ------------------------- -------------------------
Name                     Exercise(#) Realized($) Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- ----------- ----------- ------------- ----------- -------------
Leo F. Mullin...........       0           0       400,000      718,200     5,387,480    8,786,720
Maurice W. Worth........       0           0       115,000       63,200       690,375      377,222
Warren C. Jenson(2).....       0           0       100,000      411,600             0       69,237
Frederick W. Reid.......       0           0        50,000      325,000             0      140,625
Vicki B. Escarra........       0           0        17,000      233,000             0      459,748

--------
(1) Value of unexercised in-the-money stock options is based on the $57.625 closing price of the Common Stock on the New York Stock Exchange on June 30, 1999.
(2) As a result of his resignation from Delta, Mr. Jenson forfeited all of his stock options.

  The following table sets forth certain information regarding performance-based restricted stock awards granted during fiscal 1999 to the persons named in the Summary Compensation Table.

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                                                   Estimated Future Payouts under
                         Number of Shares, Performance or Other     Non-Stock Price-Based Plans
                          Units or Other       Period until     ------------------------------------
Name                        Rights (#)     Maturation or Payout Threshold (#) Target (#) Maximum (#)
----                     ----------------- -------------------- ------------- ---------- -----------
Leo F. Mullin...........      26,200             3 years           10,480       26,200     52,400
Maurice W. Worth........      14,000             3 years            5,600       14,000     28,000
Warren C. Jenson(1).....       2,600             3 years            1,040        2,600      5,200
Frederick W. Reid.......           0             3 years                0            0          0
Vicki B. Escarra........       8,800             3 years            3,520        8,800     17,600

--------
(1) As a result of his resignation from Delta, Mr. Jenson forfeited this award.

  The performance-based restricted stock program provides rewards based on Delta's financial and operational performance relative to peer domestic airlines over three-year performance cycles. At the end of each three-year performance cycle (the first cycle ends on June 30, 2001), participants may earn nothing, or a number of shares ranging from 40% to a maximum of 200% of the target award. Performance goals measured are Delta's ranking relative to its peer domestic airlines with respect to total shareholder return (share price appreciation plus reinvested dividends) and three key U.S. Department of Transportation measures related to operations and customer satisfaction (on-time arrival performance, mishandled baggage rate and consumer complaint record). Payouts will be made either 100% in Common Stock, or 60% in Common Stock and 40% in cash (to cover taxes), at the election of the participant.

  In the event of a change-in-control (as defined in Delta's 1989 Stock Incentive Plan), each outstanding award of performance-based restricted stock will be paid in an amount equal to the greater of (i) the actual award payable to the participant for the applicable performance period, calculated as if the performance period had ended on the date of the change-in-control, and (ii) the target award payable to the participant for that performance period, in each case prorated to reflect the portion of the performance period elapsed through the date of the change-in-control.

                          RETIREMENT AND OTHER PLANS

  The following table shows the estimated annual pension payable to a non-pilot employee (before reduction for Social Security benefits and not accounting for the limitations discussed below), including the persons named in the Summary Compensation Table, under the Delta Family-Care Retirement Plan ("Pension Plan"), a non-contributory qualified defined benefit plan. The table assumes that retirement occurs at the end of fiscal 1999 at the normal retirement age of 65 after selected years of service. The benefits in the table would be paid in the form of a joint and 50% survivor annuity.

                              PENSION PLAN TABLE

                                                        25 Years  30 or More
   Final Average   10 Years of 15 Years of 20 Years of     of      Years of
     Earnings        Service     Service     Service    Service    Service
   -------------   ----------- ----------- ----------- ---------- ----------
   $  400,000       $ 80,000    $120,000    $160,000   $  200,000 $  240,000
      800,000        160,000     240,000     320,000      400,000    480,000
    1,200,000        240,000     360,000     480,000      600,000    720,000
    1,600,000        320,000     480,000     640,000      800,000    960,000
    2,000,000        400,000     600,000     800,000    1,000,000  1,200,000
    2,400,000        480,000     720,000     960,000    1,200,000  1,440,000

  Final average earnings, for purposes of the Pension Plan, are the average of an employee's annual earnings, based on the employee's salary and payments received under Delta's Incentive Compensation Plan for the 36 consecutive months in the 120-month period immediately preceding retirement which produces the highest average earnings. The annual pension benefit is determined by multiplying final average earnings by 60%, and then reducing that amount for service of less than 30 years and by 50% of the participant's primary Social Security benefit payable to the employee. The 50% Social Security offset is reduced for service of less than 30 years with Delta. For purposes of pension benefits under the Pension Plan and the supplemental non-qualified retirement plans discussed below, the years of service at August 31, 1999, for the persons named in the Summary Compensation Table are as follows: Mr. Mullin--2* years; Mr. Worth--38 years; Mr. Jenson--1* year; Mr. Reid--1* year; and Ms. Escarra-- 25 years. In addition, Ms. Escarra's salary at August 31, 1999 was $400,000, which differs by more than 10% from her salary at June 30, 1999, as reported in the Summary Compensation Table on page 17 of this proxy statement.

  Employees designated by the Personnel & Compensation Committee, including the persons named in the Summary Compensation Table, are eligible to participate in supplemental, non-qualified retirement plans which provide for benefits which may not be paid under the Pension Plan due to limits on the amount of compensation and benefits for qualified plans established by the Internal Revenue Code of 1986, as amended.

  The Delta Family-Care Disability and Survivorship Plan ("Survivorship Plan") for eligible non-pilot personnel provides monthly short-term disability and survivorship benefits based on a participant's final average earnings and years of service, and monthly long-term disability benefits based on a participant's final average earnings. The Survivorship Plan also provides a lump sum death benefit of up to $50,000. In general, final average earnings, for purposes of the Survivorship Plan, are (1) for purposes of determining benefits during the first six months of disability, the employee's monthly earnings, based on the employee's salary at the time of disability; and (2) for other purposes, the average of the employee's monthly earnings, based on the employee's salary and payments received under Delta's Incentive Compensation Plan over specified periods. In the event the employee dies while employed by Delta, the employee's eligible family members are entitled to receive an amount equal to 50%, 60% or 70% of final average earnings (depending upon whether the employee has one, two, or three or more eligible family members, respectively), subject to reduction for service of less than 30 years with Delta and certain benefits payable under Social Security, the Pension Plan and other sources. Any benefits which may not be paid under the Survivorship Plan due to Internal Revenue Code limits on the amount of compensation and benefits for such plan, including a post-retirement lump sum death benefit of up to $50,000, are provided under a supplemental plan for employees designated by the Personnel & Compensation Committee, including the persons named in the Summary Compensation Table.

           OTHER MATTERS INVOLVING DIRECTORS AND EXECUTIVE OFFICERS

Compensation Committee Interlocks and Insider Participation

  The members of the Personnel & Compensation Committee are Mr. Cartledge, who serves as Chairman, Mr. Budd, Mrs. Evans and Mr. Grinstein.

  Mr. Grinstein was an executive officer of Western Air Lines, Inc. ("Western") from 1985 through March 1987. Western became a wholly owned subsidiary of Delta on December 18, 1986, and was merged into Delta on April 1, 1987.

--------
* Pursuant to their employment agreements, described on pages 22-24 of this proxy statement, under certain circumstances, Messrs. Mullin, Jenson and Reid would receive retirement benefits equal to that which they would have earned under Delta's defined benefit plans, calculated crediting Mr. Mullin with 22 years of service, and each of Messrs. Jenson and Reid with 11 years of service, plus, with respect to each of these persons, the number of years of service attributable to their actual service with Delta. At August 31, 1999, Mr. Mullin had two years, and Messrs. Jenson and Reid each had one year, of actual service. As a result of his resignation from Delta, Mr. Jenson will not receive any pension benefits because he was not vested at the time of his resignation.

Retention Protection Agreements

  Delta has entered into Retention Protection Agreements ("Retention Agreements") with all of the persons named in the Summary Compensation Table and certain other management personnel. These agreements provide certain benefits that vary by participation level to covered individuals if there is a Qualifying Event (as defined) during the term of the Retention Agreement. A Qualifying Event occurs if, within a specified period after a Change in Control (as defined), (1) there is an involuntary termination of the individual's employment by Delta, other than for Cause (as defined) or due to the individual's death or disability; or (2) the individual voluntarily terminates his employment for Good Reason (as defined). A Qualifying Event also occurs if there is a Change in Control within one year after a termination under either circumstance described in the preceding sentence as a result of actions taken by Delta in anticipation of a Change in Control.

  A Change in Control is generally defined as (1) the acquisition of 20% or more of the combined voting power of Delta stock; (2) a change in the composition of the Board of Directors such that the persons who were directors at the beginning of any two-year period (and any new director whose election was approved by at least two-thirds of directors then still in office who either were directors at the beginning of the period or whose election was so approved) cease to constitute a majority of the Board; or (3) a reorganization, merger or consolidation of Delta, or the approval by Delta's shareowners of a sale of all or substantially all the assets of Delta, other than in certain specified circumstances.

  The benefits provided upon a Qualifying Event for executive officers include a lump sum payment of either two or three times the sum of the individual's annual base salary rate and target incentive compensation award; the present value of the individual's non-qualified pension benefits (with certain additional age and service credits); certain retiree medical and monthly survivor coverage (or the present value equivalent, depending on the individual's age) and life insurance coverage; certain flight benefits; and payment of any compensation deferred under Delta's Executive Deferred Compensation Plan. In addition, upon a Change in Control, pro rata target incentive compensation awards will be paid under the Incentive Compensation Plan, and all outstanding stock options, restricted stock and similar awards granted under the 1989 Stock Incentive Plan will immediately vest and become nonforfeitable and exercisable. The Retention Agreements also provide for reimbursement to the individual for taxes on certain welfare benefits as well as any excise taxes paid under Section 4999 of the Internal Revenue Code and related taxes thereon.

Employment Agreement with Mr. Mullin

  On August 14, 1997, Delta and Mr. Mullin entered into an agreement regarding Mr. Mullin's employment with Delta as Delta's President and Chief Executive Officer. The employment agreement provides for Mr. Mullin's employment through the later of August 13, 2002, or the first anniversary of the date written notice of intent to terminate is provided by Delta. It sets Mr. Mullin's initial annual salary at $650,000; and provides Mr. Mullin with the opportunity to receive an annual incentive award under Delta's Incentive Compensation Plan, with a guaranteed award for fiscal 1998 equal to his initial base salary. The employment agreement also provides (1) for Mr. Mullin to participate in Delta's employee benefit programs, including insurance, retirement and fringe benefits, on terms no less favorable than the terms offered to other senior executives of Delta; (2) for Delta to pay certain costs incurred by Mr. Mullin in connection with his relocation to the Atlanta area as well as his reasonable legal fees in connection with the preparation of his employment agreement; and (3) for Mr. Mullin to receive, if he completes at least three years of actual service with Delta, 22 additional years of service for vesting and benefit accrual purposes under Delta's defined benefit retirement plans. Special provisions apply upon Mr. Mullin's retirement prior to age 62 or death prior to commencement of benefits.

  In the event of the termination of Mr. Mullin's employment during the term of the employment agreement by Delta without Cause (as defined), or by Mr. Mullin for Good Reason (as defined), the employment agreement generally provides that Mr. Mullin will be entitled to a lump sum payment equal to two times the sum of his final annual salary and the greater of his most recent target or actual annual incentive award; to a prorated target incentive award; and to continuation of medical and other benefits for two years after termination. In addition, upon termination under these circumstances, Mr. Mullin will be credited with two additional years of service for purposes of Delta's defined benefit retirement plans. Mr. Mullin will also be entitled to immediate vesting of the additional retirement benefit described in the preceding paragraph and the stock options and restricted stock granted to him on August 14, 1997. For these purposes, Cause and Good Reason are generally defined in a manner similar to the definitions of these terms in the Retention Agreements described above. In the event of a Change in Control of Delta, as defined in the Retention Agreements, the employment agreement provides that Mr. Mullin will be entitled to all of the benefits afforded to senior executives under the Retention Agreements. In addition, in the event of a Change in Control, the definition of Good Reason applicable to Mr. Mullin will include
Mr. Mullin's resignation from Delta during the sixty-day period commencing on the first anniversary of the Change in Control.

  On August 14, 1997, Delta granted to Mr. Mullin (1) non-qualified stock options to purchase 1,000,000 shares of Common Stock at an exercise price of $44.1563 per share, the opening price of the Common Stock on the New York Stock Exchange on that date; and (2) 12,000 shares of restricted stock. The stock options become exercisable as to 400,000 shares on August 14, 1998, and as to an additional 200,000 shares on each of August 14, 1999, 2000 and 2001. The restricted shares granted to Mr. Mullin vest in three equal installments on July 1, 1998, 1999 and 2000.

Other Employment Agreements

  Delta entered into employment agreements with Messrs. Jenson and Reid on March 23, 1998 and June 9, 1998, respectively. These agreements set Messrs. Jenson's and Reid's initial annual salary at $500,000 and provide them with the opportunity to receive an annual incentive award under Delta's Incentive Compensation Plan, with a guaranteed incentive award (1) for Mr. Jenson of $100,000 for fiscal 1998 and $400,000 for fiscal 1999; and (2) for Mr. Reid of $300,000 for fiscal 1999. These agreements further provide (1) for Messrs. Jenson and Reid to participate in Delta's employee benefits programs, including insurance, retirement and fringe benefits, as are provided to Delta's Executive Vice Presidents; (2) for Delta to pay certain costs incurred by Messrs. Jenson and Reid in connection with their relocation to the Atlanta area as well as their reasonable legal fees in connection with the preparation of their employment agreements; and (3) for Messrs. Jenson and Reid to receive, if they complete at least three years of actual service with Delta, 11 additional years of service for vesting and benefit accrual purposes under Delta's defined benefit retirement plans. Mr. Reid's employment agreement also states that Delta will pay through April 30, 2002 premiums on an existing life insurance policy for Mr. Reid and the taxes related to these premium payments.

  On March 23, 1998, Delta granted to Mr. Jenson (1) non-qualified stock options to purchase 500,000 shares of Common Stock at an exercise price of $57.8750 per share, the opening price of the Common Stock on the New York Stock Exchange on that date; and (2) 80,000 shares of restricted stock. These stock options were to become exercisable with respect to 20% of the covered shares on each of the first five anniversaries of the grant date. The restricted stock vested or would have vested as to 66,000 shares in three equal installments on each of the first three anniversaries of the grant date and as to 14,000 shares in five equal installments on each of the first five anniversaries of the grant date. Due to his resignation from Delta on September 7, 1999, Mr. Jenson forfeited these stock options and restricted stock awards in their entirety, except for the shares of restricted stock that vested on March 23, 1999.

  On April 14, 1998, Delta granted to Mr. Reid (1) non-qualified stock options to purchase 250,000 shares of Common Stock at an exercise price of $62.7500 per share, the opening price of the Common Stock on the New York Stock Exchange on that date; and (2) 6,000 shares of restricted stock. The stock options become exercisable with respect to 20% of the covered shares on each of the first five anniversaries of the grant date. The restricted stock vests in three equal installments on each of the first three anniversaries of the grant date.

  Mr. Jenson's employment agreement also provides that, in the event of the termination of his employment prior to March 23, 2001 by Delta without Cause (as defined) or by Mr. Jenson for Good Reason (as defined), Mr. Jenson would be entitled to a lump sum payment equal to the balance of his then current base salary and then current target award under the Incentive Compensation Plan through March 22, 2001 (subject to a minimum of 12 months of such salary and award); and to immediate vesting of the retirement benefit and of the stock options and restricted stock granted under the employment agreement. Mr. Reid's employment agreement contains substantially similar terms and conditions if his employment is terminated prior to June 1, 2001 by Delta without Cause or by Mr. Reid for Good Reason. For these purposes, the definitions of Cause and Good Reason are the same as the definitions of these terms in the Retention Agreements described above.

  As discussed above, Mr. Jenson resigned from Delta on September 7, 1999 to accept a position with another company. His resignation did not constitute Good Reason under his employment agreement. Accordingly, Mr. Jenson did not receive any severance benefits from Delta in connection with his resignation.

  Mr. Jenson's employment with Delta required him to relocate to Atlanta. Pursuant to Mr. Jenson's employment agreement, during fiscal 1999, a relocation services firm retained by Delta purchased Mr. Jenson's house in Connecticut for $2,150,000 and resold that house to a third party. The relocation services firm's purchase price for Mr. Jenson's house was equal to the average of its appraised value as determined by two real estate professionals.

  During fiscal 1999, Delta entered into an agreement with Robert L. Colman under which Mr. Colman joined Delta as the Company's Executive Vice President--Human Resources. Pursuant to Mr. Colman's employment agreement and in connection with his relocation to Atlanta, a relocation services firm retained by Delta purchased Mr. Colman's house in Ohio for $684,000 and resold that house to a third party. The relocation services firm's purchase price for Mr. Colman's house was equal to the average of its appraised value as determined by two real estate professionals.

Section 16 Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires Delta's directors, executive officers and persons who beneficially own more than 10% of a registered class of Delta's equity securities to file certain reports concerning their beneficial ownership of Delta's equity securities. Delta believes that during fiscal 1999 all reporting persons complied with their
Section 16(a) filing obligations.

                               PERFORMANCE GRAPH

  The following graph compares the cumulative total return on the Common Stock with the cumulative total returns on two published indices, the Standard & Poor's 500 Stock Index and the Standard & Poor's Airline Index, over the preceding five fiscal years.

                         CUMULATIVE TOTAL RETURNS (1)
                       ON $100 INVESTED ON JUNE 30, 1994


                                        Cumulative Total Return
                          ----------------------------------------------------------------
                          6/30/94      6/30/95    6/30/96    6/30/97    6/30/98    6/30/99
                          ----------------------------------------------------------------
DELTA AIR LINES, INC.        100         164        185        184         289       258
S & P 500                    100         126        159        214         279       342
S & P AIRLINE(2)             100         121        146        152         271       248

--------
(1) Cumulative total return is defined as stock price appreciation plus dividends paid, assuming reinvestment of all such dividends.
(2) The Standard & Poor's Airline Index consists of AMR Corporation, Delta, Southwest Airlines and US Airways Group.

                                  PROPOSAL 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors, upon recommendation of the Audit Committee, has reappointed the firm of Arthur Andersen LLP as independent auditors for Delta for fiscal 2000, subject to ratification by the shareowners. Arthur Andersen LLP has served as Delta's independent auditors since 1949. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, and will have an opportunity to make a statement if he or she so desires and to respond to questions. If the shareowners do not ratify the selection of Arthur Andersen LLP, the Board of Directors will reconsider the selection of independent auditors.

  The Board of Directors recommends a vote "FOR" this proposal.

                                  PROPOSAL 3

                              SHAREOWNER PROPOSAL

  Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, who is the beneficial owner of 100 shares of Common Stock, has given notice that she will introduce the following resolution at the annual meeting:

  "RESOLVED: That the stockholders of Delta Air Lines, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

  REASONS: Many states have mandatory cumulative voting, so do National Banks. In addition, many corporations have adopted cumulative voting. Last year owners of 37,545,784 shares, representing approximately 29% of shares voting, voted for this proposal.

  If you AGREE, please mark your proxy FOR this resolution."

  The Board of Directors OPPOSES this proposal for the following reasons:

  Cumulative voting could facilitate the election of directors who represent special interests. The Board of Directors opposes cumulative voting because it believes each director has a duty to represent the interests of the shareowners as a whole, rather than only a limited group of shareowners. The Board believes the present method of voting, in which each director is elected by a majority of the votes present and entitled to vote at the annual meeting of shareowners, provides the best assurance that directors will represent all shareowners. Accordingly, the Board recommends a vote "AGAINST" this proposal.

                                  PROPOSAL 4

                              SHAREOWNER PROPOSAL

  Mr. Dave A. Miller, Air Line Pilots Association, 100 Hartsfield Centre Parkway, Suite 200, Atlanta, Georgia 30354, who is the beneficial owner of 1,000 shares of Common Stock and 130 shares of ESOP Preferred Stock, has given notice that he will introduce the following resolution at the annual meeting:

  "RESOLVED, that the stockholders of Delta Air Lines, Inc. (the "Company") request that the Personnel and Compensation Committee of the Board of Directors, in establishing and administering standards for use in awarding performance-based compensation for senior executives (specifically, the Chief Executive Officer, President, Chief Operating Officer, and all Executive Vice Presidents of the Company), formally incorporate specific measures of employee satisfaction, participation, and training, in addition to the traditional financial measures of Company performance."

                       PROPONENT'S SUPPORTING STATEMENT

  "A growing body of evidence links "high-performance workplace" practices, which emphasize employee participation, feedback, training and job security, with better overall management, higher productivity and, ultimately, greater value for shareholders. In light of that evidence, companies such as Sears, Avon and Eastman-Kodak have begun to implement compensation programs that incorporate measures of employee satisfaction in the formula for determining senior executive pay. UAL Corporation recently added employee satisfaction related measures to the categories used in assessing company performance in the context of senior executive compensation.

  We believe that Delta's ability to attract, develop and retain good employees is critical to its success, and that senior executive compensation should be based, in part, on the Company's progress toward attaining that goal. We note that Delta used an employee questionnaire to cite improvements in employee morale, among other factors, supporting an increased incentive compensation award to current CEO Leo Mullin for fiscal 1998. (Proxy Statement filed 9/16/98, at 17) The Company could use this same questionnaire-type methodology in determining future employee morale. We request that the Personnel and Compensation Committee of the Company's Board of Directors formulate employee satisfaction related performance measures to be used in future employment agreements between the Company and its senior executives, and in bonus, stock option and long-term incentive plans in which they participate.

  Such criteria should include both affirmative and negative components. On the affirmative side, an increase in measures of employee satisfaction should result, all other factors remaining the same, in a higher overall performance rating for senior executives and thus a larger amount of performance-based compensation. Such measures can be obtained in a variety of ways, including surveys, as mentioned above, and interviews. On the negative side, senior executive performance rating would decline if measures of employee satisfaction showed overall decreases. Examples of events which would affect employee satisfaction, include significant downsizing, wage or benefit reductions and material violations of workplace health and safety or anti-discrimination laws."

  The Board of Directors OPPOSES this proposal for the following reasons:

  Strengthening the partnership between Delta and its people is a critical component to achieving our vision of becoming the world's greatest airline. The 1999 Annual Report to Shareowners discusses our efforts in this area.

  In making executive compensation decisions, as well as other decisions related to Delta's overall business and long-range strategy, the Board of Directors and its Personnel & Compensation Committee consider and attach great weight to employee satisfaction and related considerations. For example, as discussed in the Personnel & Compensation Committee Report on Executive Compensation included in this proxy statement, the incentive compensation awards for fiscal 1999 are based in part on management performance with respect to the implementation of strategies related to human resources, labor relations and employee morale. The appropriateness of the Board's focus on these and other business issues, as well as management's leadership, is evidenced by the two awards Delta received during fiscal 1999 for its overall management capabilities, namely the "1998 Airline of the Year" and the "1999 Best-Managed Major Airline" awards.

  The Board and the Personnel & Compensation Committee believe that they must have broad flexibility when making executive compensation decisions. For the Board to deal with executive compensation matters effectively, it must reserve the ability to choose those performance goals that best measure Delta's business needs at any point, and to change those measures as it deems appropriate given the circumstances. Accordingly, the Board recommends a vote "AGAINST" this proposal.

                                  PROPOSAL 5

                              SHAREOWNER PROPOSAL

  Mr. Michael H. Messmore, c/o Dave Miller, Air Line Pilots Association, 100 Hartsfield Centre Parkway, Suite 200, Atlanta, Georgia 30354, who is the beneficial owner of 1,200 shares of Common Stock and 130 shares of ESOP Preferred Stock, has given notice that he will introduce the following resolution at the annual meeting:

  "RESOLVED: That the shareholders of Delta Air Lines, Inc. ("Delta" or the "Company") urge the Board of Directors to seek prior shareholder approval for all future severance agreements (including employment agreements containing severance payment provisions) with senior executives (specifically, the Chief Executive Officer, President, Chief Operating Officer, and all Executive Vice Presidents of the Company) that provide benefits in an amount exceeding $2 million. For purposes of this proposal, "future severance agreements" include agreements renewing, modifying or extending existing severance agreements or employment agreements containing severance payment provisions. "Benefits" include lump-sum cash payments (including payments in lieu of medical and other benefits) and the estimated present value of periodic retirement payments, fringe benefits and consulting fees (including reimbursable expenses) to be paid to the executive after the termination of his or her employment with the Company."

                       PROPONENT'S SUPPORTING STATEMENT

  "Upon the resignation of former CEO Ronald Allen in 1997, the Company agreed to pay him:

  .  a lump sum severance amount of $4,501,000

  .  a lump sum payment of $85,515 in lieu of medical and dental benefits

  .  a total annual retirement payment of $765,000 per year

  .  an annual fee of $25,000 for service as an "Advisory Director"

  . consulting fees of $500,000 per year for seven years, despite the fact that Mr. Allen "shall not be called upon to devote a major portion of his business time to the performance of services as consultant to the corporation" and "shall only be required to perform his consulting services at such times, and in such places and for such periods as will result in the least inconvenience" to him

  . office space, full-time secretarial support, country club membership and dues for the Commerce Club of Atlanta--all for 10 years after his resignation

  According to a recent article, and confirmed in Delta's 1998 proxy statement, the Company has also paid $408,776 to design, build and furnish office space for Mr. Allen. (Adam Bryant, "A Little Icing on Top," Newsweek, Apr. 12, 1999, at 54)

  In addition, the Company's agreements with current CEO Leo Mullin and certain other senior executives (the "Retention Protection Agreements" discussed on page 24 of the Company's 1998 proxy statement) provide generous severance arrangements, especially if employment is terminated in connection with a change in control. Change in control is defined as the acquisition by any person of beneficial ownership of 20% or more of the Company's voting securities.

  Severance agreements such as those Delta has entered into with Mr. Allen and the Company's current senior executives may be appropriate in some circumstances. However, given the magnitude of the benefits payable under such agreements and the effect of those obligations in the event of a change in control of the Company, we believe the Company should seek shareholder approval before entering into any future such agreements. Institutional investors such as the California Public Employees Retirement System have recommended shareholder approval of these types of proposals in their proxy voting guidelines. Also, the Council of Institutional Investors favor shareholder approval if the amount payable exceeds 200% of the senior executive's annual base salary."

  The Board of Directors OPPOSES this proposal for the following reasons:

  In order to attract and retain talented executives, Delta must have the flexibility to design and execute employment agreements, including severance provisions, which address the particular circumstances of each situation.

  Many companies provide key executives with significant incentives to remain in their employ. To compete for the best executive talent, Delta must be able to provide incentives to executives to leave companies where they are highly valued and compensated. In addition, Delta must be able to offer its executives competitive employment packages or risk losing executives to other companies.

  Severance provisions are typically included in employment packages for key executives. The terms of a severance provision are based on market data and consideration of what the executive would forfeit by leaving his or her current employer. To arbitrarily limit what Delta may offer as a severance payment, or to require prior shareowner approval of the terms of severance provisions, would significantly limit Delta's ability to successfully attract new executives by making it difficult for Delta to provide a new executive with a competitive employment package in a timely manner. Moreover, a prior shareowner approval requirement for severance provisions would also negatively impact Delta's recruitment of key executives by requiring the premature public disclosure of confidential employment negotiations.

  In fiscal 1997, the Board of Directors approved Delta's Executive Retention Protection Program. This program, which is described on page 22 of the proxy statement, is intended to promote management objectivity and stability in a change-in-control situation, and to establish a competitive level of severance protection for covered executives. These programs remain prevalent among major U.S. companies, and the Board continues to believe this program is in the best interests of Delta and its shareowners.

  In sum, an obligation either to limit the value of a severance provision or to obtain prior shareowner approval of such provisions would severely inhibit Delta's ability to develop and negotiate agreements that address the competitive market, Delta's needs, and the individual nature of these situations. Accordingly, the Board recommends a vote "AGAINST" this proposal.

                            EXPENSE OF SOLICITATION

  The cost of this solicitation will be borne by Delta. In addition to solicitation by mail, certain officers and employees of Delta, who will receive no compensation for their services other than their regular salaries, may solicit proxies in person, by telephone or by other means. Delta may also make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy material to their principals at Delta's expense. Delta has retained Morrow & Co., Inc. to aid in the solicitation of proxies at a fee of $9,500 plus certain expenses.

              SUBMISSION OF SHAREOWNER PROPOSALS AND NOMINATIONS

  To be considered for inclusion in the Delta's 2000 proxy materials under Securities and Exchange Commission regulations, a shareowner proposal must be directed to the Secretary of the Company at its principal executive office address set forth on page one of this proxy statement; must be received by Delta not later than May 27, 2000; and must comply in all respects with the applicable Securities and Exchange Commission rules and regulations.

  The following requirements apply to all shareowner proposals other than those included in Delta's proxy materials pursuant to Securities and Exchange Commission rules and regulations.

  Delta's By-Laws require a shareowner proposing to nominate persons for election to the Board of Directors, or to introduce other business, at the annual meeting of shareowners to give timely written notice to Delta's Secretary. To be timely, the notice must be received at Delta's principal executive offices at least 90 days but not more than 120 days before the anniversary date of the immediately preceding annual meeting. If, however, the Board of Directors calls the annual meeting for a date that is not within 30 days before or after such anniversary date, notice by the shareowner will be timely if received by Delta by the close of business on the 10th day following the day on which the Board of Directors gave notice of the meeting date or publicly disclosed the date of the annual meeting, whichever first occurs.

  Delta's By-Laws further provide that a shareowner's notice proposing to nominate persons for election to the Board of Directors must contain certain information including, but not limited to, information relating to such persons that would be required to be disclosed in proxy solicitations for the election of directors under Securities and Exchange Commission regulations. A shareowner's notice proposing to bring other business before the annual meeting must contain (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the shareowner's name and address; (3) the class and number of shares of Delta's capital stock beneficially owned by the shareowner; and (4) any material interest of the shareowner in such business.

                                 ANNUAL REPORT

  This proxy statement is accompanied, or preceded, by Delta's Annual Report to Shareowners for the fiscal year ended June 30, 1999. The annual report, which contains financial and other information about Delta, is not incorporated in the proxy statement and is not to be deemed a part of the proxy soliciting material.

                                 OTHER MATTERS

  The Board of Directors knows of no other matters which may come before the annual meeting. If any matters other than those referred to above should properly come before the meeting, the persons designated by the Board to serve as proxies will have discretionary authority to vote such proxies in accordance with their best judgment.

PROXY

          [LOGO OF DELTA AIR LINES]

                      THIS PROXY IS SOLICITED ON BEHALF OF
                THE BOARD OF DIRECTORS OF DELTA AIR LINES, INC.


The undersigned hereby appoints Mary Johnston Evans, Gerald Grinstein and Leo F. Mullin, and each of them, as proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of Delta Air Lines, Inc. which the undersigned would be entitled to vote on all matters which may properly come before the Annual Meeting of Shareowners of Delta to be held at the Boston Harbor Hotel, 70 Rowes Wharf on Atlantic Avenue, Boston, Massachusetts 02110, on Thursday, October 28, 1999 at 9:00 a.m., local time, or any adjournment of the meeting.

The proxies shall vote subject to the directions indicated on the reverse side of this Proxy Card, and the proxies are authorized to vote in their discretion upon other business as may properly come before the annual meeting or any adjournment of the meeting. The proxies will vote as the Board of Directors recommends where a choice is not specified. The proxies cannot vote your shares unless you sign and return this Proxy Card or vote by telephone or the internet.

The undersigned acknowledges receipt of Delta's Notice of Annual Meeting of Shareowners and Proxy Statement dated September 24, 1999.

NOMINEES FOR DIRECTOR:

(1) Edwin L. Artzt, (2) James L. Broadhead, (3) Edward H. Budd, (4) R. Eugene Cartledge, (5) Mary Johnston Evans, (6) George M.C. Fisher, (7) David R. Goode,
(8) Gerald Grinstein, (9) Leo F. Mullin and (10) Andrew J. Young.

                                                              [See Reverse Side]
--------------------------------------------------------------------------------
             DETACH AND RETURN PROXY CARD; RETAIN ADMISSION TICKET



CONDUCT OF MEETING

In fairness to all shareowners attending the 1999 Annual Meeting of Shareowners and in the interest of an orderly and constructive meeting, the following procedures will apply:

1. Proposals will be presented in the order in which they appear in the Proxy Statement. Presentations by proponents of shareowner proposals may not exceed a total of five minutes. Questions or comments about any proposal under consideration should be limited to two minutes.

2. Questions or comments concerning any issue raised during the shareowner question and comment period should be relevant to matters of general interest to shareowners and will be limited to two minutes.

3. The use of cameras, sound recording equipment, communication devices or any other similar equipment is prohibited without Delta's prior permission.

[X] Please mark your
    votes as in this
    example.

----------------------------------------------------------------------------------------------------------------------------------
     Delta's Board of Directors recommends a vote FOR all nominees and FOR Proposal 2.    Delta's Board of Directors recommends a
---------------------------------------------------------------------------------------
                                                                                            vote AGAINST Proposals 3, 4 and 5.

1. Election of             WITHHOLD                              FOR  AGAINST  ABSTAIN  ------------------------------------------
   Nominees for   FOR ALL  AUTHORITY  2. PROPOSAL to ratify the  [_]    [_]      [_]    3. PROPOSAL by a   FOR  AGAINST  ABSTAIN
   Director.        [_]      [_]         appointment of Arthur                             shareowner      [_]    [_]      [_]
   (see reverse) except as  to vote      Andersen LLP as                                   relating to
                 indicated  for all      Independent auditors                              cumulative
                   below                 for fiscal year 2000.                             voting for
                                                                                           directors.

Instruction: To withhold authority to vote for any individual nominee, write that       4. PROPOSAL by a   [_]    [_]      [_]
             nominee's name below.                                                         shareowner
                                                                                           relating to
                                                                                           executive
                                                                                           compensation
 _________________________________________________                                         matters.
---------------------------------------------------------------------------------------
                                                                                        5. PROPOSAL by a   [_]    [_]      [_]
                                                                                           shareowner
                                                                                           relating to
                                                                                           executive
                                                                                           severance
                                                                                           packages.
                                                                                        ------------------------------------------

                                                                                           I plan to
                                                                                           attend the
                                                                                           Annual
                                                                                           Meeting of
                                                                                           Shareowners      [_]
                                                                                                            YES

                                                                                        This proxy, if properly executed and
                                                                                        delivered, will revoke all prior proxies.

                                                                                        PLEASE DATE, SIGN AND MAIL THIS PROXY
                                                                                        CARD IN THE ACCOMPANYING ENVELOPE. NO
                                                                                        POSTAGE IS REQUIRED IF MAILED IN THE
                                                                                        UNITED STATES.

     SIGNATURE(S) ____________________________________________________________DATE ___________________
     Please sign EXACTLY as your name(s) appears hereon. When signing as administrator, attorney, executor, guardian or trustee, please give your full title. If the signer is a corporation or partnership, please sign full corporate or partnership name by duly authorized person. If shares are held jointly, each owner should sign.

----------------------------------------------------------------------------------------------------------------------------------

             DETACH AND RETURN PROXY CARD; RETAIN ADMISSION TICKET


                  TELEPHONE AND INTERNET VOTING INSTRUCTIONS
You may use the telephone or internet to vote your shares electronically, 24 hours a day, 7 days a week. To access the telephone or internet voting system, you must use the control number printed in the box above.

1. To vote over the telephone; Using a touch-tone telephone, call 1-877-PRX-VOTE (1-877-779-8683).

2. To vote over the internet; Log on to the internet and go to the web site http://www.eproxyvote.com/dal.

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card. If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

--------------------------------------------------------------------------------
                               ADMISSION TICKET
--------------------------------------------------------------------------------

Please indicate whether you plan to attend the 1999 Annual Meeting of Shareowners by marking the appropriate box on the Proxy Card, or if you use the telephone or internet system, when prompted. Only the shareowner(s) whose name(s) appears on this ticket, or the proxy of that shareowner, will be admitted. Due to space limitations, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m.


                              DELTA AIR LINES, INC.
                              ANNUAL MEETING OF SHAREOWNERS
                              THURSDAY, OCTOBER 28, 1999, 9:00 A.M., LOCAL TIME BOSTON HARBOR HOTEL
                              70 ROWES WHARF ON ATLANTIC AVENUE
                              BOSTON, MASSACHUSETTS 02110

DELTA FAMILY-CARE SAVINGS PLAN
VOTING INSTRUCTION FORM

THIS VOTING INSTRUCTION FORM IS PROVIDED BY FIDELITY MANAGEMENT TRUST COMPANY, AS TRUSTEE (TRUSTEE) FOR THE DELTA FAMILY-CARE SAVINGS PLAN (SAVINGS PLAN), for the Annual Meeting of Shareowners of Delta Air Lines, Inc. (Delta) to be held at the Boston Harbour Hotel, 70 Rowes Wharf on Atlantic Avenue, Boston, Massachusetts, on Thursday, October 28, 1999 at 9:00 a.m., local time, or any adjournment of the meeting.

I understand that, under the Savings Plan, I have the confidential right to instruct the Trustee how to vote shares of Delta's Series B ESOP Convertible Preferred Stock and Common Stock attributable to my Savings Plan account. I also understand that page 12 of Delta's Proxy Statement dated September 24, 1999 describes how the Trustee will vote (1) such shares attributable to my Savings Plan account if I do not provide voting instructions to the Trustee on or before 5:00 p.m. eastern daylight time on October 26, 1999: and (2) shares of Delta's Series B ESOP Convertible Preferred Stock that were not allocated to any participant's Savings Plan account on the August 31, 1999 record date for the annual meeting.

Pursuant to the Savings Plan, I instruct the Trustee to vote the shares of Delta's Series B ESOP Convertible Preferred Stock and Common Stock attributable to my Savings Plan account at the annual meeting, as indicated on the reverse of this form.

I acknowledge receipt of Delta's Notice of Annual Meeting of Shareowners and Proxy Statement dated September 24, 1999.

NOMINEES FOR DIRECTOR:

(1) Edwin L. Artzt, (2) James L. Broadhead, (3) Edward H. Budd, (4) R. Eugene Cartledge, (5) Mary Johnston Evans, (6) George M.C. Fisher, (7) David R. Goode,
(8) Gerald Grinstein, (9) Leo F. Mullin and (10) Andrew J. Young.

                                                              [See Reverse Side]
--------------------------------------------------------------------------------
      DETACH AND RETURN VOTING INSTRUCTION FORM; RETAIN ADMISSION TICKET


CONDUCT OF MEETING

In fairness to all shareowners attending the 1999 Annual Meeting of Shareowners and in the interest of an orderly and constructive meeting, the following procedures will apply:

1. Proposals will be presented in the order in which they appear in the Proxy Statement. Presentations by proponents of shareowner proposals may not exceed a total of five minutes. Questions or comments about any proposal under consideration should be limited to two minutes.

2. Questions or comments concerning any issue raised during the shareowner question and comment period should be relevant to matters of general interest to shareowners and will be limited to two minutes.

3. The use of cameras, sound recording equipment, communication devices or any other similar equipment is prohibited without Delta's prior permission.

[X] Please make your
    votes as in this
    example.

                 DELTA FAMILY-CARE SAVINGS PLAN VOTING INSTRUCTION FORM
----------------------------------------------------------------------------------------------------------------------------------
     Delta's Board of Directors recommends a vote FOR all nominees and FOR Proposal 2.    Delta's Board of Directors recommends a
---------------------------------------------------------------------------------------
                                                                                            vote AGAINST Proposals 3, 4 and 5.
1. Election of             WITHHOLD                              FOR  AGAINST  ABSTAIN -------------------------------------------
   Nominees for   FOR ALL  AUTHORITY  2. PROPOSAL to ratify the  [_]   [_]       [_]    3. PROPOSAL by a   FOR  AGAINST  ABSTAIN
   Director.        [_]      [_]         appointment of Arthur                             shareowner      [_]    [_]     [_]
   (see reverse) except as  to vote      Andersen LLP as                                   relating to
                 indicated  for all      Independent auditors                              cumulative
                   below                 for fiscal year 2000.                             voting for
                                                                                           directors.

Instruction: To withhold authority to vote for any individual nominee, write that       4. PROPOSAL by a   [_]    [_]     [_]
             nominee's name below.                                                         shareowner
                                                                                           relating to
                                                                                           executive
                                                                                           compensation
 _________________________________________________                                         matters.
---------------------------------------------------------------------------------------
                                                                                        5. PROPOSAL by a   [_]    [_]     [_]
                                                                                           shareowner
                                                                                           relating to
                                                                                           executive
                                                                                           severance
                                                                                           packages.
                                                                                       -------------------------------------------

                                                                                           I plan to
                                                                                           attend the
                                                                                           Annual
                                                                                           Meeting of
                                                                                           Shareowners      [_]
                                                                                                            YES

                                                                                         This Voting Instruction Form, if properly
                                                                                         executed and delivered, will revoke all
                                                                                         prior instructions.

                                                                                         PLEASE DATE, SIGN AND MAIL THIS VOTING
                                                                                         INSTRUCTION FORM IN THE ACCOMPANYING
                                                                                         ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED
                                                                                         IN THE UNITED STATES.


     SIGNATURE(S) _______________________________________________________________________________________ DATE ___________________
     Please sign EXACTLY as your name appears hereon. When signing as administrator, attorney, executor, guardian or trustee, please give your full title.

------------------------------------------------------------------------------------------------------------------------------------

      DETACH AND RETURN VOTING INSTRUCTION FORM; RETAIN ADMISSION TICKET


TELEPHONE AND INTERNET VOTING INSTRUCTIONS

You may use the telephone or the internet, 24 hours a day , 7 days a week, to instruct the Trustee how to vote the Delta stock attributable to your Savings Plan account. To access the telephone or internet voting instruction system, you must use the control number printed in the box above.

1. To vote over the telephone: Using a touch-tone telephone, call 1-877-PRX-VOTE (1-877-779-8683).

2. To vote over the internet: Log on to the internet and go to the web site http://www.eproxyvote.com/dal1.

Using the telephone or internet voting instruction system has the same effect as giving the Trustee voting instructions by marking, signing, dating and returning the Voting Instruction Form. If you use the telephone or internet voting instruction system, there is no need for you to mail back your Voting Instruction Form.

OTHER INSTRUCTIONS

To be effective, your voting instructions must be received by the Trustee on or before 5:00 p.m. eastern daylight time on October 26, 1999. This deadline applies whether you use the Voting Instruction Form, or the telephone or internet voting instruction system.

--------------------------------------------------------------------------------
                               ADMISSION TICKET
--------------------------------------------------------------------------------

Please indicate whether you plan to attend the 1999 Annual Meeting of Shareowners by marking the appropriate box on the Voting Instruction Form or, if you use the telephone or internet voting instruction system, when prompted. You should bring this Admission Ticket to the annual meeting to be admitted. Only the person whose name appears on this ticket will be admitted. Due to space limitations, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m.

                              DELTA AIR LINES, INC.
                              ANNUAL MEETING OF SHAREOWNERS
                              THURSDAY, OCTOBER 28, 1999, 9:00 A.M., LOCAL TIME BOSTON HARBOR HOTEL
                              70 ROWES WHARF ON ATLANTIC AVENUE
                              BOSTON, MASSACHUSETTS 02110

                                                       Date:  September 24, 1999


To:       Participants in the Delta Family Care-Savings Plan

From:     President and Chief Executive Officer

Subject:  DELTA'S 1999 ANNUAL MEETING OF SHAREOWNERS

As a participant in the Delta Family-Care Savings Plan (Savings Plan), you have the confidential right to instruct Fidelity Management Trust Company, the Savings Plan trustee (Trustee), how to vote the Delta stock attributable to your Savings Plan account at Delta's 1999 Annual Meeting of Shareowners. I strongly encourage you to exercise this right because your vote is important.

To instruct the Trustee how to vote the Delta stock attributable to your Savings Plan account, please complete and sign the enclosed Voting Instruction Form and return it in the enclosed envelope. Alternatively, you may use the telephone or internet voting instruction system which is discussed on the Voting Instruction Form.

Attendance at the Annual Meeting will be limited to shareowners, persons holding proxies from shareowners, Savings Plan participants and representatives of the news media. Please indicate whether you plan to attend the Annual Meeting by marking the appropriate box on the Voting Instruction Form or, if you use the telephone or the Internet voting instruction system, by indicating so when prompted.

Also enclosed is a copy of Delta's 1999 Notice of Annual Meeting of Shareowners, Proxy Statement and, if you were not a registered owner of Delta stock on the August 31, 1999 record date for the Annual Meeting, Delta's Annual Report to Shareowners. If you were a registered owner of Delta stock on the record date, the Annual Report to Shareowners was previously sent to you in a separate package with the proxy materials for those shares. To obtain an additional copy of the Annual Report to Shareowners, please contact Investor Relations at (404) 715-2170.

Delta's Board of Directors recommends a vote FOR the election of all 10 nominees for Director, FOR Proposal 2 and AGAINST Proposals 3, 4 and 5, as set forth in the Proxy Statement.


                                               /s/ Leo F. Mullin
                                               Leo F. Mullin

Enclosures